UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TONIX PHARMACEUTICALS HOLDING CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TONIX PHARMACEUTICALS HOLDING CORP.

509 Madison Avenue, Suite 306

New York, New York 10022

Telephone:  (212) 980-9155

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of the shareholders of Tonix Pharmaceuticals Holding Corp. (the “Company” or “Tonix”) will be held on Wednesday, May 11, 2016, at 10:00 a.m. local time at the offices of the Company at 509 Madison Avenue, Suite 306, New York, New York 10022 for the purposes of:

1.          To elect the eight director nominees named in the Proxy Statement to hold office until the next annual meeting of shareholders;

2.          To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.          To approve the Tonix Pharmaceuticals Holding Corp. 2016 Stock Incentive Plan;

4.          To approve, on an advisory basis, the compensation of the Company’s named executive officers; and

5.          To act on such other matters as may properly come before the meeting or any adjournment there.

Only shareholders of record at the close of business on March 15, 2015, will be entitled to attend and vote at the meeting. A list of all shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of and number of shares held by each shareholder, will be available at the principal office of the Company during usual business hours, for examination by any shareholder for any purpose germane to the Annual Meeting for 10 days prior to the date thereof.  The proxy materials will be furnished to shareholders on or about April 1, 2016.

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Shareholders to be held on May 11, 2016:

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2015 are available at: http://viewproxy.com/tonixpharma/2016/.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Seth Lederman
Seth Lederman
Chief Executive Officer and Chairman of the Board of Directors
March 25, 2016

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting.  A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

TONIX PHARMACEUTICALS HOLDING CORP.

509 Madison Avenue, Suite 306

New York, New York 10022

Telephone:  (212) 980-9155

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 11, 2016

INFORMATION CONCERNING THE ANNUAL MEETING

General

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Tonix Pharmaceuticals Holding Corp. (the “Company”), for use at the Annual Meeting of the Company’s shareholders to be held at the offices of the Company at 509 Madison Avenue, Suite 306, New York, New York 10022 on May 11, 2016, at 10:00 a.m. local time and at any adjournments thereof. Whether or not you expect to attend the meeting in person, please vote your shares as promptly as possible to ensure that your vote is counted. The proxy materials will be furnished to shareholders on or about April 1, 2016.

Revocability of Proxy and Solicitation

Any shareholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Annual Meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal office of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company which will bear all costs associated with the mailing of this proxy statement and the solicitation of proxies.

Record Date

Shareholders of record at the close of business on March 15, 2016, will be entitled to receive notice of, attend and vote at the meeting.

Action to be Taken Under Proxy

Unless otherwise directed by the giver of the proxy, the persons named in the form of proxy, namely,  Seth Lederman, our Chief Executive Officer, and Bradley Saenger, our Chief Financial Officer, or either one of them who acts, will vote:

•	FOR the election of the eight director nominees named in the Proxy Statement to hold office until the next annual meeting of shareholders;

•	FOR ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

•	FOR approval of the Tonix Pharmaceuticals Holding Corp. 2016 Stock Incentive Plan;

•	FOR approval of the executive compensation of the Company’s named executive officers; and

•	According to their discretion, on the transaction of such other matters as may properly come before the meeting or any adjournment there.

Should any nominee named herein for election as a director become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board. The Board is not aware of any reason that might cause any nominee to be unavailable.

Who is Entitled to Vote; Vote Required; Quorum

As of March 15, 2016, there were 18,879,264 shares of common stock issued and outstanding, which constitutes all of the outstanding capital stock of the Company.  Shareholders are entitled to one vote for each share of common stock held by them.

One-third (1/3) of the outstanding shares, or 6,293,088 shares, present in person or represented by proxy, will constitute a quorum at the meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take shareholder action, shareholders of record who are present at the Annual Meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered shareholders who are present and entitled to vote and are counted towards the quorum.

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Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received such instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. In connection with the treatment of abstentions and broker non-votes, the proposals at this meeting to (i) elect directors, (ii) approve the 2016 Stock Incentive Plan, and (iii) approve, on an advisory basis, the compensation of the Company’s named executive officers are considered “non-routine” matters, and brokers are not entitled to vote uninstructed shares with respect to these proposals. Only the proposal to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm is a routine matter that brokers are entitled to vote shares without receiving instructions.

Determination of whether a matter specified in the Notice of Annual Meeting of Shareholders has been approved will be determined as follows:

•	Those persons will be elected directors who receive a plurality of the votes cast at the Meeting in person or by proxy and entitled to vote on the election. Accordingly, abstentions or directions to withhold authority will have no effect on the outcome of the vote; and

•	For each other matter specified in the Notice of Annual Meeting of Shareholders, the affirmative vote of a majority of the shares of common stock present at the meeting in person or by proxy and entitled to vote on such matter is required for approval. Abstentions will be considered shares present in person or by proxy and entitled to vote and, therefore, will have the effect of a vote against the matter. Broker non-votes will be considered shares not present for this purpose and will have no effect on the outcome of the vote.

Directions to withhold authority to vote for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the Meeting.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Tonix Pharmaceuticals Holding Corp. (sometimes referred to as the “Company,” “Tonix,” “we” or “us”) is soliciting your proxy to vote at the 2016 Annual Meeting of Shareholders.  According to our records, you were a shareholder of the Company as of the end of business on March 15, 2016.

You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail these proxy materials on or about April 21, 2016 to all shareholders of record on March 15, 2016 (the “Record Date”) entitled to vote at the Annual Meeting.

What is included in these materials?

These materials include:

•	this proxy statement for the Annual Meeting; and

•	the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC on March 3, 2016.

What is the proxy card?

The proxy card enables you to appoint Seth Lederman, our Chief Executive Officer, and Bradley Saenger, our Chief Financial Officer, as your representative at the Annual Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting.

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When and where is the 2016 Annual Meeting being held?

The 2016 Annual Meeting will be held on Wednesday, May 11, 2016 commencing at 10:00 a.m., local time, at the offices of the Company at 509 Madison Avenue, Suite 306, New York, New York 10022.

Can I view these proxy materials over the Internet?

Yes.  The Notice of Meeting, this Proxy Statement and accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, 2015 are available at http://viewproxy.com/tonixpharma/2016/.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on March 15, 2016 will be entitled to vote at the Annual Meeting.  On this record date, there were 18,879,264 shares of common stock outstanding and entitled to vote.

The 2016 Annual Meeting will begin promptly at 10:00 a.m., local time.  Check-in will begin one-half hour prior to the meeting.  Please allow ample time for the check-in procedures.

Shareholder of Record: Shares Registered in Your Name

If on March 15, 2016 your shares were registered directly in your name with Tonix’s transfer agent, VStock Transfer, LLC, then you are a shareholder of record.  As a shareholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 15, 2016, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, rather than in your name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.  You are also invited to attend the 2016 Annual Meeting.  However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

The following matters are scheduled for a vote:

1.          To elect the eight director nominees named in the Proxy Statement to hold office until the next annual meeting of shareholders;

2.          To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.          To approve the Tonix Pharmaceuticals Holding Corp. 2016 Stock Incentive Plan;

4.          To approve, on an advisory basis, the compensation of the Company’s named executive officers; and

5.          To act on such other matters as may properly come before the meeting or any adjournment there.

The Board is not currently aware of any other business that will be brought before the 2016 Annual Meeting.

How do I vote?

You may vote “For” all the nominees to the Board, you may “Withhold” your vote for all nominees or you may vote “For” all nominees except for any nominee(s) you specify.  For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.  The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record as of the Record Date, you may vote in person at the 2016 Annual Meeting or vote by proxy using the enclosed proxy card.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person even if you have already voted by proxy.

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•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive. You should be prepared to present photo identification for admittance. A list of shareholders eligible to vote at the Annual Meeting will be available for inspection at the 2016 Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at our principal executive offices, which are located at 509 Madison Avenue, Suite 306, New York, New York 10022.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your completed and signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received voting instructions with these proxy materials from that organization rather than from us.   Simply complete and mail your voting instructions as directed by your broker or bank to ensure that your vote is counted.   Alternatively, you may be able to vote by telephone or over the Internet by following instructions provided by your broker or bank.  To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What is a quorum for purposes of conducting the 2016 Annual Meeting?

The presence, in person or by proxy, of the holders of thirty-three and one-third percent (33.33%) of the issued and outstanding common stock, or 6,294,088 shares, entitled to vote at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of each of the eight (8) nominees for director, “FOR” the ratification of EisnerAmper LLP as independent registered public accountants of the Company for its fiscal year ending December 31, 2015 and “FOR ” approval of any adjournment of the 2015 Annual Meeting, if necessary or appropriate, to transact such other business as may properly come before the meeting and all adjournments and postponements thereof; and if any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” the election of each of the eight (8) nominees for director, “FOR” the ratification of EisnerAmper LLP as independent registered public accountants of the Company for its fiscal year ending December 31, 2016, “FOR” approval of the Tonix Pharmaceuticals Holding Corp. 2016 Stock Incentive Plan, and “FOR” approval of the executive compensation of the Company’s named executive officers.  Unless you provide other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board as set forth in this Proxy Statement.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.   In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication.   Directors and employees will not be paid any additional compensation for soliciting proxies but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation.   We will also reimburse brokerage firms, banks and other agents for their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts.   Please complete, sign and return each proxy card to ensure that all of your shares are voted.

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I share the same address with another Tonix Pharmaceuticals Holding Corp. shareholder. Why has our household only received one set of proxy materials?

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. We have delivered only one set of proxy materials to shareholders who hold their shares through a bank, broker or other holder of record and share a single address, unless we received contrary instructions from any shareholder at that address. However, any such street name holder residing at the same address who wishes to receive a separate copy of the proxy materials may make such a request by contacting the bank, broker or other holder of record, or Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Street name holders residing at the same address who would like to request householding of Company materials may do so by contacting the bank, broker or other holder of record or Broadridge at the phone number or address listed above.

Can I change my vote after submitting my proxy?

Yes.   You can revoke your proxy at any time before the final vote at the meeting.   If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date;

•	You may send a timely written notice that you are revoking your proxy to the Company at 509 Madison Avenue, Suite 306, New York, New York 10022, Attn: Chief Financial Officer; or

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.”  Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.   If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters include director elections (whether contested or uncontested) and matters involving a contest or a matter that may substantially affect the rights or privileges of shareholders.

In connection with the treatment of abstentions and broker non-votes, the proposals at this meeting to (i) elect directors, (ii) approve the 2016 Stock Incentive Plan, and (iii) approve, on an advisory basis, the compensation of the Company’s named executive officers are considered “non-routine” matters, and brokers are not entitled to vote uninstructed shares with respect to these proposals. Only the proposal to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm is a routine matter that brokers are entitled to vote shares without receiving instructions.

Our election of directors (Proposal No. 1), approval of the 2016 Stock Incentive Plan (Proposal No. 3), and approval of the compensation of the Company’s named executive officers (Proposal No. 4) are considered to be “non-routine” matters and as a result, brokers or nominees cannot vote your shares on these proposals in the absence of your direction.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For,” “Withhold” and “Against” votes, abstentions and broker non-votes.  Abstentions will not have an effect on, or be counted towards the vote totals for, each of the other proposals.  The proposal to elect directors is a non-routine proposal on which the Company expects that brokers or other nominees will not be entitled to vote without receiving instructions from the record holder of the applicable shares of common stock.  Accordingly, broker non-votes will result from this proposal, however, these will have no effect on or be counted towards the vote totals for any other proposals.

How many votes are needed to approve each proposal?

For the election of directors, each of the eight (8) nominees receiving “For” votes at the meeting in person or by proxy will be elected.  Approval of all other matters requires the favorable vote of a majority of the votes cast on the applicable matter at the Annual Meeting in person or by proxy.

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Is my vote kept confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.   Final voting results will be discussed in a Form 8-K filed after the Annual Meeting.

Who can help answer my questions?

You can contact our corporate headquarters, at Tonix Pharmaceuticals Holding Corp., 509 Madison Avenue, Suite 306, New York, New York 10022, or by sending a letter to Bradley Saenger, our Chief Financial Officer, with any questions about the proposal described in this proxy statement or how to execute your vote.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Information about the Nominees

At the Annual Meeting, the shareholders will elect eight directors to serve until the next annual meeting of Shareholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

Assuming a quorum is present, the eight nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted "FOR" the election of each of the eight nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. All of the director nominees currently serve as directors.

NAME	AGE	CURRENT POSITION

Seth Lederman	58	President, CEO and Chairman of the Board of Directors
Stuart Davidson	59	Director
Patrick Grace	60	Director
Donald W. Landry	61	Director
Ernest Mario	77	Director
Charles E. Mather IV	55	Director
John Rhodes	59	Lead Director
Samuel Saks	61	Director

The following information with respect to the principal occupation or employment of each nominee for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominee's business experience during the past five years, as well as the specific experiences, qualifications, attributes and skills that have led the Board to determine that such Board members should serve on our Board, has been furnished to the Company by the respective director nominees:

Seth Lederman, MD became our President, Chief Executive Officer, Chairman of the Board and a Director in October 2011. Dr. Lederman founded Tonix Pharmaceuticals, Inc., a wholly-owned subsidiary of the Company (“Tonix Sub”) in June of 2007 and has acted as its Chairman of the Board of Directors since its inception and as President since June 2010. Dr. Lederman is an inventor on key patents and patent applications underlying our programs including: TNX-102 SL fibromyalgia; TNX-102 SL for post-traumatic stress disorder; TNX-201 for episodic tension-type headache; and TNX-301 for alcoholism. Dr. Lederman has been the Chairman of Krele since its inception in August 2010. Dr. Lederman has also been the President and a director of Tonix Pharmaceuticals (Canada), Inc. since its inception in April 2013, a director of Tonix Pharmaceuticals (Barbados), Ltd. from December 2013 until it was dissolved in 2015. Lederman served as a director of Tonix Pharma Limited between December 2014 and September 2015 and Tonix Pharma Holdings Limited between December 2014 and November 2015. Since 1996, Dr. Lederman has been an Associate Professor at Columbia University, but has been on leave since November 2015. As an Assistant Professor at Columbia, Dr. Lederman discovered and characterized the CD40-ligand and invented therapeutic candidates to treat autoimmune diseases and transplant rejection. Dr. Lederman has been a Manager of L&L Technologies LLC, or L&L, since 1996. In addition, Dr. Lederman has been the Managing Member of Seth Lederman Co, LLC since January 2007 and the Managing Member of Lederman & Co, LLC, or Lederman & Co, since 2002, both of which are biopharmaceutical consulting and investing companies. Dr. Lederman has also been the Managing Member of Targent Pharmaceuticals, LLC, or Targent, since 2000, and Managing Member of Plumbline LLC since 2002. Targent was a founder of Targent Pharmaceuticals Inc. on which Board of Directors Dr. Lederman served from inception in 2001 until the sale of its assets to Spectrum Pharmaceuticals Inc. in 2006. Between January 2007 and November 2008, Dr. Lederman was a Managing Partner of Konanda Pharma Partners, LLC, a Director of Konanda Pharma Fund I, LP, and a Managing Partner of Konanda General Partner, LLC, which were related private growth equity fund entities. As well, between January 2007 and November 2008, Dr. Lederman was Chairman of Validus Pharmaceuticals, Inc. and Fontus Pharmaceuticals, Inc., which were portfolio companies of the Konanda private growth equity funds. Since December 2011, Dr. Lederman has served as CEO and Chairman of Leder Laboratories Inc., or Leder Labs, and Starling Pharmaceuticals Inc., or Starling, which are biopharmaceutical development companies. Since March 2013, Dr. Lederman has been the chairman of Leder Laboratories, Ltd., a wholly-owned subsidiary of Leder Laboratories Inc. Since 2015, Dr. Lederman has served as a member of the US – Japan Business Council. Between 2006 and 2011, Dr. Lederman was a director of Research Corporation, a New York-based non-profit organization. Dr. Lederman received his BA degree in Chemistry from Princeton University in 1979 and his MD from Columbia University in 1983. Dr. Lederman has been a New York State licensed physician since 1985. Dr. Lederman’s significant experience with our patent portfolio and his experience as an entrepreneur, seed capital investor, fund manager, and director of start-up biopharmaceutical companies were instrumental in his selection as a member of the Board.

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Stuart Davidson became a Director in October 2011. Between July 2010 and October 2011, Mr. Davidson served as a director of Tonix Sub. Since 2011, Mr. Davidson has been a Managing Director of Sonen Capital. Since 1994, Mr. Davidson has been a Managing Partner of Labrador Ventures. Prior to Labrador, Mr. Davidson founded and served as CEO of Combion, Inc., which was acquired by Incyte. He also served as President of Alkermes, Inc., a biotechnology company focused on drug delivery. Mr. Davidson received his Bachelor’s Degree from Harvard College in 1978 and his MBA from Harvard Business School in 1984. Mr. Davidson’s prior experience as a venture capital investor, entrepreneur, and biotechnology industry executive experience in the leadership of pharmaceutical companies was instrumental in his selection as a member of our Board.

Patrick Grace became a Director in October 2011. Between June 2007 and October 2011, Mr. Grace served as a director of Tonix Sub. Mr. Grace was the co-founder of and served as the Managing Partner of Apollo Philanthropy Partners, L.L.C. from October 2008 until October 2012. He has also been President of MLP Capital, Inc., an investment holding company, since 1996. Mr. Grace served in various senior management roles with W. R. Grace & Co. from 1977 to 1995, and was last President and CEO of Grace Logistics Services, Inc. From January 2002 to August 2002, Mr. Grace was also President and Chief Executive Officer of Kingdom Group, LLC (“Kingdom”), a provider of turnkey compressed natural gas fueling systems, and he was Executive Vice President of Kingdom from August 1999 to December 2000. Since 1996, he has been a director of Chemed Corporation. Mr. Grace was a liberal arts major at the University of Notre Dame and earned a MBA in finance from Columbia University. Mr. Grace’s extensive executive experience, along with his membership on the board of directors of a public company, was instrumental in his selection as a member of our Board.

Donald W. Landry, MD, PhD became a Director in October 2011. Between June 2007 and October 2011, Dr. Landry served as a director of Tonix Sub. Dr. Landry has been a member of the faculty of Columbia University since 1986, and has served as the Samuel Bard Professor of Medicine, Chair of the Department of Medicine and Physician-in-Chief at New York Presbyterian Hospital/Columbia University since 2008. Since 1996, he has been a director of Sensient Technologies Corp. Dr. Landry was a co-founder and has been a member of L&L since 1996. Dr. Landry received his BS degree in Chemistry from Lafayette College in 1975, his PhD in Organic Chemistry from Harvard University in 1979 and his M.D. from Columbia University in 1983. Dr. Landry has been a New York State licensed physician since 1985. In 2008, Dr. Landry was awarded the Presidential Citizens Medal, the second-highest award that the President can confer upon a civilian. Dr. Landry’s significant medical and scientific background was instrumental in his selection as a member of the Board.

Ernest Mario, PhD became a Director in October 2011. Between September 2010 and October 2011, Dr. Mario served as a director of Tonix Sub. Dr. Mario is a former Deputy Chairman and Chief Executive of Glaxo Holdings plc and a former Chairman and Chief Executive Officer of ALZA Corporation. Since April 2014, Dr. Mario has served as Chairman of Capnia, Inc., a specialty pharmaceutical company in Palo Alto, CA.  Between August 2007 and February 2014, Dr. Mario served as the Chief Executive Officer and Chairman of Capnia, Inc. and between February 2014 and April 2014, Dr. Mario served as Executive Chairman.  From 2003 to 2007, he was Chairman and Chief Executive of Reliant Pharmaceuticals, Inc. Dr. Mario is currently a director of Boston Scientific Corp. (since 2001), Capnia Inc. (since 2007), Celgene Corp. (since 2007), Chimerix, Inc. (since February 2013) and Kindred Biosciences, Inc. (since February 2013). Dr. Mario is also Chairman of Chimerix. Between 2012 and 2015, Dr. Mario served as a director of XenoPort Inc. Between 2001 and 2013, Dr. Mario was a director of Maxygen Inc. He is Chairman of the American Foundation for Pharmaceutical Education and serves as an advisor to The Ernest Mario School of Pharmacy at Rutgers University. In 2007, Dr. Mario was awarded the Remington Medal by the American Pharmacists’ Association, pharmacy’s highest honor. Dr. Mario received a PhD and an MS in physical sciences from the University of Rhode Island and a BS in pharmacy from Rutgers University. Dr. Mario brings to his service as a director his significant executive leadership experience, including his experience leading several pharmaceutical companies, as well as his membership on public company boards and foundations. He also has extensive experience in financial and operations management, risk oversight, and quality and business strategy.

Charles E. Mather IV became a Director in October 2011. Between April and October 2011, Mr. Mather served as a director of Tonix Sub. Mr. Mather has been a Managing Director of Equity Capital Markets at BTIG since March 2015. From December 2009 to February 2015 he was the Head of Private and Alternative Capital and Co-Head of Equity Capital Markets at Janney Montgomery Scott. Between May 2007 and September 2008, Mr. Mather was the head of the Structured Equity Group at Jefferies Group Inc. Prior to that, Mr. Mather held various senior investment banking positions at Cowen and Company, including as Co-Head of the Private Equity Group. Since July 2015, Mr. Mather has served as a director of the Finance Company of Pennsylvania. Mr. Mather received a BA in History from Brown University and an MBA in Finance from The Wharton School, University of Pennsylvania. Mr. Mather’s extensive experience advising life science companies as an investment banker was instrumental in his selection as a member of our Board.

John Rhodes became a Director in October 2011 and Lead Director in February 2014. Mr. Rhodes has served as President and CEO of the New York State Energy Research and Development Authority since September 2013. Between October 2010 and October 2011, Mr. Rhodes served as a director of Tonix Sub. Between 2005 and 2013, Mr. Rhodes was a director of Dewey Electronics Company, a manufacturer of electronic and electromechanical systems for the military and commercial markets. Between January 2013 and September 2013, he served as director of the Center for Market Innovation at Natural Resources Defense Council. Between April 2007 and June 2010, Mr. Rhodes was a Senior Advisor to Good Energies, Inc., a renewable energy company. Mr. Rhodes is a former Vice President of Booz Allen Hamilton, Inc. Mr. Rhodes is a graduate of Princeton University and the Yale School of Management. Mr. Rhodes’ extensive business and consulting experience, along with his membership on the board of directors of a public company was instrumental in his selection as a member of our Board.

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Samuel Saks, MD became a Director in May 2012. Between 2003 and April 2009, Dr. Saks was the chief executive officer and a director of Jazz Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, which he co-founded in 2003. From April 2011 until February 2012, Dr. Saks served as interim Chief Medical Officer of Threshold Pharmaceuticals, a publicly-held biopharmaceutical company. Between November 2013 and May 2015, Dr. Saks served as the Chief Development Officer of Auspex Pharmaceuticals, Inc., a publicly-held biopharmaceutical company. From 2001 until 2003, Dr. Saks was company group chairman of ALZA Corporation and a member of the Johnson & Johnson Pharmaceuticals Operating Committee. From 1992 until 2001, Dr. Saks held various positions at ALZA, including Chief Medical Officer and Group Vice President, where he was responsible for clinical, regulatory and commercial activities. Previously, Dr. Saks held clinical research and development management positions with Schering-Plough, Xoma and Genentech. Dr. Saks formerly served as a scientific advisor to ArQule Pharmaceuticals, CMEA Ventures and ProQuest Investments. Dr. Saks is currently a director of Velocity Pharmaceutical Development LLC (since 2011), Depomed (since 2012), Bullet Biotechnology, Inc. (since 2012), NuMedii (since 2013) and PDL BioPharma, Inc. (since September 2015). Between 2009 and May 2015, Dr. Saks was a director of Auspex Pharmaceuticals. From September 2005 until October 2010, Dr. Saks served on the board of directors of Trubion Pharmaceuticals, a publicly-held biopharmaceutical company. Dr. Saks has also served on the board of directors of Corixa, Coulter and Ribozyme. Dr. Saks is board certified in oncology and received a B.S. and an M.D. from the University of Illinois. Mr. Saks’ extensive scientific and medical expertise and experience in formulating partnering and business development strategies, including those involving larger pharmaceutical companies, was instrumental in his selection as a member of our Board.

Directors serve until the next annual meeting of shareholders or until their successors are elected and qualified. Officers serve at the discretion of the Board.

Board Independence

The Board has determined that (i) Seth Lederman, has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is not an “independent director” as defined in the Marketplace Rules of The NASDAQ Stock Market and (ii) Stuart Davidson, Patrick Grace, Donald Landry, Ernest Mario, Charles Mather, John Rhodes and Samuel Saks are each an independent director as defined in the Marketplace Rules of The NASDAQ Stock Market.

Board Leadership Structure

Our CEO also serves as the chairman of the Board. An independent director serves as the Board’s lead director. This structure allows one person to speak for and lead both the Company and the Board, while also providing for effective independent board oversight through an independent lead director. Having Dr. Lederman, our CEO, serve as Chairman creates clear and unambiguous authority, which is essential to effective management. Our Board and management can respond more effectively to a clearer line of authority. By designating our CEO as its Chairman, our Board also sends as an important signal to our employees and shareholders about who is accountable. Further, since Dr. Lederman is the founder of our Company and is an inventor on key patents and patent applications underlying our programs, we believe that Dr. Lederman is best-positioned to set our Board’s agenda and provide leadership.

We have established the position of lead director, which is filled by Mr. Rhodes. The lead director has the following responsibilities, as detailed in the Lead Director charter, adopted by the Board (and also performs any other functions the Board may request):

•	Board leadership — provides leadership to the Board in any situation where the chairman’s role may be, or may be perceived to be, in conflict, and also chairs meetings when the chairman is absent;
•	Leadership of independent director meetings — leads independent director meetings, which take place without any management directors or Tonix employees present;
•	Additional meetings — calls additional independent director meetings as needed;
•	Chairman-independent director liaison — regularly meets with the chairman and serves as liaison between the chairman and the independent directors;
•	Stockholder communications — makes himself available for direct communication with our stockholders;
•	Board agenda, schedule & information — works with the chairman regarding meeting agendas, meeting schedules and information sent to directors for Board meetings, including the quality, quantity, appropriateness and timeliness of such information; and
•	Advisors and consultants — recommends to the Board the retention of outside advisors and consultants who report directly to the Board on Board-wide issues.

Board Role in Risk Oversight

Risk is an integral part of the Board and Board committee deliberations throughout the year. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives financial risk assessment reports from management. Risks related to the compensation programs are reviewed by the Compensation Committee. The Board is advised by these committees of significant risks and management’s response through periodic updates.

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Stockholder Communications with the Board

The Company’s stockholders may communicate with the Board, including non-executive directors or officers, by sending written communications addressed to such person or persons in care of Tonix Pharmaceuticals Holding Corp., Attention: Secretary, 509 Madison Avenue, Suite 306, New York, New York 10022. All communications will be compiled by the Secretary and submitted to the addressee. If the Board modifies this process, the revised process will be posted on the Company’s website.

Meetings and Committees of the Board

During the fiscal year ended December 31, 2015, the Board held four meetings, the Audit Committee held five meetings, the Compensation Committee held three meetings and the Nominating and Corporate Governance Committee held three meetings. The Board and Board committees also approved certain actions by unanimous written consent.

Board Committees

The Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. Information concerning the membership and function of each committee is as follows:

Board Committee Membership

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Seth Lederman
Stuart Davidson		**
Patrick Grace	**		*
Donald W. Landry
Ernest Mario		*
Charles E. Mather IV	*		*
John Rhodes	*		**
Samuel Saks		*

  * Member of Committee

** Chairman of Committee

Audit Committee

Our Audit Committee consists of Patrick Grace, Charles Mather and John Rhodes, with Mr. Grace elected as Chairman of the Committee. Our Board has determined that each of Messrs. Grace, Mather and Rhodes are “independent” as that term is defined under applicable SEC rules and under the current listing standards of the NASDAQ Stock Market. Mr. Grace is our audit committee financial expert.

Our Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent auditors, (ii) appointing, replacing and discharging the independent auditor, (iii) pre-approving the professional services provided by the independent auditor, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditor, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent auditor. The Audit Committee reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2015.

Compensation Committee

Our Compensation Committee consists of Stuart Davidson, Ernest Mario and Samuel Saks, with Mr. Davidson elected as Chairman of the Committee. Our Board has determined that all of the members are “independent” under the current listing standards of the NASDAQ Stock Market. Our Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee.

Our Compensation Committee has responsibility for, among other things, evaluating and making decisions regarding the compensation of our executive officers, assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy, producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC and periodically evaluating and administering the terms and administration of our incentive plans and benefit programs. In addition, our Compensation Committee reviews and makes recommendations to the Board regarding incentive compensation plans that require shareholder approval, director compensation, the Company’s compensation discussion and analysis (“CD&A”) and the related executive compensation information for inclusion in the Company’s 10-K and proxy statement, and employment and severance agreements relating to the chief executive officer.

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Patrick Grace, Charles Mather and John Rhodes, with Mr. Rhodes elected as Chairman of the Committee. The Board has determined that all of the members are “independent” under the current listing standards of the NASDAQ Stock Market.

Our Nominating and Corporate Governance Committee has responsibility for assisting the Board in, among other things, effecting the organization, membership and function of the Board and its committees. The Nominating and Corporate Governance Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors. In addition, the Nominating and Corporate Governance Committee is responsible for developing, recommending and evaluating corporate governance standards and a code of business conduct and ethics.

Nomination of Directors

As provided in its charter and our Company’s corporate governance principles, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors. The Nominating and Corporate Governance Committee seeks to identify director candidates based on input provided by a number of sources, including (1) the Nominating and Corporate Governance Committee members, (2) our other directors, (3) our shareholders, (4) our Chief Executive Officer or Chairman, and (5) third parties such as professional search firms. In evaluating potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for director must possess:

•	high personal and professional ethics and integrity;

•	the ability to exercise sound judgment;

•	the ability to make independent analytical inquiries;

•	a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and

•	the appropriate and relevant business experience and acumen.

In addition to these minimum qualifications, the Nominating and Corporate Governance Committee also takes into account when considering whether to nominate a potential director candidate the following factors:

•	whether the person possesses specific industry expertise and familiarity with general issues affecting our business;

•	whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC in Item 401 of Regulation S-K;

•	whether the person would qualify as an “independent” director under the listing standards of the Nasdaq Stock Market;

•	the importance of continuity of the existing composition of the Board to provide long term stability and experienced oversight; and

•	the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders provided such recommendations are submitted in accordance with the procedures set forth below. In order to provide for an orderly and informed review and selection process for director candidates, the Board has determined that shareholders who wish to recommend director candidates for consideration by the Nominating and Corporate Governance Committee must comply with the following:

•	The recommendation must be made in writing to the Corporate Secretary at Tonix Pharmaceuticals Holding Corp.;

•	The recommendation must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the recommending person's ownership of the Company’s common stock;

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•	The recommendation shall also contain a statement from the recommending shareholder in support of the candidate; professional references, particularly within the context of those relevant to board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like; and personal references; and

•	A statement from the shareholder nominee indicating that such nominee wants to serve on the Board and could be considered "independent" under the Rules and Regulations of the Nasdaq Stock Market and the SEC, as in effect at that time.

All candidates submitted by shareholders will be evaluated by the Nominating and Corporate Governance Committee according to the criteria discussed above and in the same manner as all other director candidates.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that, during fiscal 2015, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

The proxy holders intend to vote the shares represented by proxies for all of the Board's nominees, except to the extent authority to vote for the nominees is withheld.

The Board unanimously recommends a vote “FOR” each of its nominees

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of EisnerAmper LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016, subject to ratification of the appointment by the Company's shareholders. A representative of EisnerAmper LLP is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

Review of the Company's Audited Financial Statements for the Fiscal Year Ended December 31, 2015

The Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114 (Codification of Statements on Auditing Standards, AU 380), as amended.

In addition, the Audit Committee discussed with the independent auditors the auditors' independence from the Company and its management, and the independent auditors provided to the Audit Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company's internal controls and financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee approved the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

Fees Paid to Auditors

Audit Fees

The aggregate fees billed by our independent registered public accounting firm, for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2015 and 2014, including review of our interim financial statements as well as registration statement filings with the SEC and comfort letters issued to underwriters were $253,271 and $235,408, respectively.

Audit-Related Fees

We did not incur fees to our independent registered public accounting firm for audit related fees during the fiscal years ended December 31, 2015 and 2014.

Tax and Other Fees

We incurred fees to our independent auditors for tax services during the fiscal years ended December 31, 2015 and 2014 of $9,400 and $28,350, respectively.

Pre-Approval Policies and Procedures

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal accountants.

The Board unanimously recommends a vote “FOR” the election of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Tonix Pharmaceuticals Holding Corp. has furnished the following report on its activities during the fiscal year ended December 31, 2015. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that Tonix Pharmaceuticals Holding Corp. specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of our financial statements. For the fiscal year ended December 31, 2015, the members of the Audit Committee were Mr. Grace (Committee Chair), Mr. Mather and Mr. Rhodes, each of whom is an independent director as defined by the applicable NASDAQ and SEC rules.

In fulfilling its responsibilities, the Audit Committee appointed independent auditors EisnerAmper LLP for the fiscal year ended December 31, 2015. The Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent auditors and with management the Company’s audited financial statements and the adequacy of its internal controls. The Audit Committee met with the independent auditors, without management present, to discuss the results of our independent auditor’s audits, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee monitored the independence and performance of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16—Communications with Audit Committees. The Company’s independent auditors have provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent auditor the independent auditor’s independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

Mr. Patrick Grace, Committee Chair

Mr. Charles E. Mather IV

Mr. John Rhodes

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PROPOSAL NO. 3

APPROVAL OF THE TONIX PHARMACEUTICALS HOLDING CORP.

2016 STOCK INCENTIVE PLAN

Overview

On March 23, 2016, the Board adopted, upon the recommendation of the Compensation Committee, the Tonix Pharmaceuticals Holding Corp. 2016 Stock Incentive Plan (the “2016 Plan”), subject to and effective upon shareholder approval at the annual meeting. We are asking our shareholders to approve the 2016 Plan in order to permit the Company to use the 2016 Plan to achieve the Company's performance, recruiting, retention and incentive goals.

The 2016 Plan includes a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalents to allow the Company to adapt its incentive compensation program to meet the needs of the Company in the changing business environment in which the Company operates.

We strongly believe that the approval of the 2016 Plan is essential to our continued success. As a clinical-stage biopharmaceutical company with limited cash focused on funding our development programs, we believe that equity, in particular stock option awards, is an important and significant component of our employees’ compensation. The Board and management further believe that equity awards motivate high levels of performance, align the interests of our employees and shareholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing their contributions to the success of the Company.

As of December 31, 2015, 651,357 shares were available for grant under our only two active, outstanding equity compensation plans, our (i) 2012 Amended and Restated Incentive Stock Option Plan (the “2012 Plan”) and (ii) 2014 Stock Incentive Plan (the “2014 Plan” and together with the 2012 Plan, the “Prior Plans”). If our stockholders do not approve this proposal, we may be unable to use equity compensation to the extent needed to make our compensation packages competitive and to motivate our employees and we could be required to increase cash compensation to attract, retain and motivate our employees, which may compromise funding of our development programs. The Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help the Company meet its goals. The Board and management believe that the ability to grant equity awards will be important to the future success of the Company and is in the best interests of the Company's shareholders.

Our gross average share usage rate, sometimes referred to as burn rate, over the three years ended December 31, 2015 (calculated as equity-based awards granted under our equity compensation plan for the relevant year, divided by weighted average basic common shares outstanding for that year) is approximately 6.3%. Based on the Company’s equity-based awards over the three years ended December 31, 2015, the proposed share reserve of 2.785 million shares under the 2016 Plan should enable us to continue to grant equity as a portion of employee compensation for the next five years.

The potential dilution resulting from issuing all of the proposed 2.785 million shares under the 2016 Plan, when combined with shares subject to outstanding awards under the Prior Plans as of December 31, 2015, would be 19.2% on a fully-diluted basis.

If approved, the 2016 Plan will serve as the successor to our Prior Plans. Assuming shareholders approve the 2016 Plan, the 2016 Plan will be effective as the date of the annual meeting and the Prior Plans will terminate on that date (except with respect to awards previously granted under the Prior Plans that remain outstanding) and no further awards will be granted under the Prior Plans. If the 2016 Plan is not approved, we will continue to make grants under the Prior Plans until all shares available thereunder have been issued or the Prior Plans expire.

We are seeking stockholder approval of the 2016 Plan in order to satisfy certain legal requirements, including requirements of The NASDAQ Stock Market and to make awards under it eligible for beneficial tax treatment. In addition, the Board regards stockholder approval of the 2016 Plan as desirable and consistent with good corporate governance practices.

Best Practices

We have designed the 2016 Plan to include a number of provisions that we believe promote best practices by reinforcing the alignment between equity compensation arrangements for directors, employees and consultants and shareholders’ interests. These provisions include, but are not limited to, the following:

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2016 Plan Provision	Description of Best Practice
● No Liberal Share Recycling	● Shares will not be recycled for issuance as awards under the 2016 Plan in the following circumstances: shares delivered as a result of the net settlement of an outstanding SAR or stock option; shares used to pay the exercise price or withholding taxes related to an outstanding award; or shares repurchased on the open market with the proceeds of a stock option exercise price
● No Repricing without Shareholder Approval	● Except in case of certain corporate events, the Company cannot reduce the exercise price of stock options and SARs or buyout for cash underwater options and SARs without the approval of its shareholders
● Double Trigger Acceleration; No “liberal” Change of Control definition	● Awards granted under the 2016 Plan are subject to double-trigger vesting provisions upon a change of control. This means that rather than vesting automatically upon a change of control, such awards will be subject to accelerated vesting only in the event of a qualifying termination following a change of control or in the event the acquiring company does not assume the award. The change of control definition in the 2016 Plan is not “liberal” and, for example, would not occur merely upon shareholder approval of a transaction. A change of control must actually occur in order for the Change of Control provisions in the 2016 Plan to be triggered.
● Minimum Vesting Schedules	● All full value awards (awards other than options and SARs) will vest no earlier than one year from the date of grant (except with respect to a maximum of 5% of the shares under the plan)
● Limits on individual director awards per year	● $350,000 in total value, either in cash, shares of stock or a combination of cash and stock, provided, however, that in extraordinary circumstances, that limit can be increased to $500,000
● Clawback Provision	● Includes language subjecting awards to recovery pursuant to any law, government regulation, stock exchange listing requirement including the SEC clawback rules or Company policy

Summary of the 2016 Plan

The following is a description of the principal terms of the 2016 Plan. The summary is qualified in its entirety by the full text of the 2016 Plan, which is attached as Appendix A to this Proxy Statement.

General.  The 2016 Plan would authorize the grant to eligible individuals of (1) stock options (incentive and nonstatutory), (2) restricted stock, (3) stock appreciation rights, or SARs, (4) restricted stock units, (5) other stock-based awards, and (6) cash-based awards.

Stock Subject to the 2016 Plan.  The maximum number of shares of our common stock that may be issued under the 2016 Plan is 2,785,000 shares, which amount will be (a) reduced by awards granted under the Prior Plans after December 31, 2015, and (b) increased to the extent that awards granted under the 2016 Plan or the Prior Plans are forfeited, expire or are settled for cash (except as otherwise provided in the 2016 Plan). In terms of calculating how many shares are reduced or increased based on activity under the Prior Plans after December 31, 2015, the calculation shall be based on one share for every one share that was subject to an option or SAR and 1.25 shares for every one share that was subject to an award other than an option or SAR.

Substitute awards (awards made or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Company subsidiary or with which the Company or any subsidiary combines) will not reduce the shares authorized for grant under the 2016 Plan, nor will shares subject to a substitute award be added to the shares available for issuance or transfer under the 2016 Plan.

No Liberal Share Recycling. Notwithstanding anything to the contrary, any and all stock that is (i) withheld or tendered in payment of an option exercise price; (ii) withheld by the Company or tendered by the grantee to satisfy any tax withholding obligation with respect to any award; (iii) covered by a SAR that it is settled in stock, without regard to the number of shares of stock that are actually issued to the grantee upon exercise; or (iv) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options, shall not be added to the maximum number of shares of stock that may be issued under the Plan.

Limits per Participant. With respect to awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the 2016 Plan provides that, subject to adjustment as provided in the plan, no participant may, in any 12-month period (i) be granted options or SARs with respect to more than 750,000 shares of our common stock, (ii) earn more than 500,000 shares of our common stock under restricted stock awards, restricted stock unit awards, performance awards and/or other share-based awards, or (iii) earn more than $5,000,000 under an award; provided, however, that each of these limitations shall be multiplied by two (2) with respect to awards granted to a participant during the first calendar year in which the participant commences employment with us or any of our subsidiaries.

Notwithstanding any other provision of the 2016 Plan to the contrary, no non-employee director may be granted awards during any calendar year in excess of $350,000 in total value, either in cash, shares of stock or a combination of cash and stock, provided, however, that in extraordinary circumstances, that limit can be increased to $500,000.

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Eligibility.  Employees of, and consultants to, our Company or its affiliates and members of our Board are eligible to receive equity awards under the Plan. Only our employees, and employees of our parent and subsidiary corporations, if any, are eligible to receive Incentive Stock Options. Employees, directors (including non-employee directors) and consultants of or for our Company and its affiliates are eligible to receive Nonstatutory Stock Options, Restricted Stock, Purchase Rights and any other form of award the Plan authorizes. As of December 31, 2015, 28 employees, 100 consultants and seven non-employee directors of the Company and its subsidiaries were eligible to receive awards under the 2016 Plan. During the fiscal year ended December 31, 2015, 24 employees, seven directors and two consultants received awards under our 2014 Plan.

Purpose.  The purpose of the Plan is to promote the interests of the Company and its stockholders by providing executive officers, employees, non-employee directors, and key advisors of the Company and its defined subsidiaries with appropriate incentives and rewards to encourage them to enter into and remain in their positions with the Company and to acquire a proprietary interest in the long-term success of the Company, as well as to reward the performance of these individuals in fulfilling their personal responsibilities for long-range and annual achievements.

Administration.  Unless otherwise determined by the Board, the Compensation Committee administers the 2016 Plan. The Compensation Committee is composed solely of “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, and “independent directors” within the meaning of NASDAQ listing standards. The Compensation Committee has the power, in its discretion, to grant awards under the 2016 Plan, to select the individuals to whom awards are granted, to determine the terms of the grants, to interpret the provisions of the 2016 Plan and to otherwise administer the 2016 Plan. Except as prohibited by applicable law or stock exchange rules, the Compensation Committee may delegate all or any of its responsibilities and powers under the 2016 Plan to one or more of its members, including, without limitation, the power to designate participants and determine the amount, timing and term of awards under the 2016 Plan. In no event, however, shall the Compensation Committee have the power to accelerate the payment or vesting of any award, other than in the event of death, disability, retirement or a change of control of the Company.

The 2016 Plan provides that members of the Compensation Committee shall be indemnified and held harmless by the Company from any loss or expense resulting from claims and litigation arising from actions related to the 2016 Plan.

Term.   If approved, the 2016 Plan is effective May 11, 2016 and awards may be granted through May 11, 2026. No awards may be granted under the 2016 Plan subsequent to that date. The Board may suspend or terminate the 2016 Plan without stockholder approval or ratification at any time or from time to time.

Amendments.   Subject to the terms of the 2016 Plan, the Compensation Committee as administrator has the sole discretion to interpret the provisions of the 2016 Plan and outstanding awards. Our Board generally may amend or terminate the 2016 Plan at any time and for any reason, except that no amendment, suspension, or termination may impair the rights of any participant without his or her consent, and except that approval of our shareholders is required for any amendment which:

•      Increases the number of shares of Common Stock subject to the 2016 Plan;

•      Decreases the price at which grants may be granted;

•      Reprices existing options;

•      Materially increases the benefits to participants; or

•      Changes the class of persons eligible to receive grants under the 2016 Plan.

Repricing Prohibition. Other than in connection with certain corporate events, the Compensation Committee shall not, without the approval of the Company’s stockholders, (a) lower the option price per share of an option or SAR after it is granted, (b) cancel an Option or SAR when the exercise price per share exceeds the fair market value of one share in exchange for cash or another award (other than in connection with a change of control), or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Company’s shares are then listed.

Minimum Vesting Requirement. Grantees of full-value awards (i.e., awards other than options and SARs), will be required to continue to provide services to the Company or an affiliated company) for not less than one-year following the date of grant in order for any such full-value Awards to fully or partially vest (other than in case of death, disability or a Change of Control). Notwithstanding the foregoing, up to five percent (5%) of the available shares of stock authorized for issuance under the Plan may provide for vesting of full-value awards, partially or in full, in less than one-year.

Adjustments upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our common stock or the value thereof, appropriate adjustments to the 2016 Plan and awards will be made as the Board determines to be equitable or appropriate, including adjustments in the number and class of shares of stock available for awards under the 2016 Plan, the number, class and exercise or grant price of shares subject to awards outstanding under the 2016 Plan, and the limits on the number of awards that any person may receive.

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Change of Control. Agreements evidencing awards under the 2016 Plan may provide that upon a Change of Control (as defined in the 2016 Plan), unless otherwise provided in the agreement evidencing an award), outstanding Awards may be cancelled and terminated without payment if the consideration payable with respect to one share of Stock in connection with the Change of Control is less than the exercise price or grant price applicable to such Award, as applicable.

Notwithstanding any other provisions of the 2016 Plan to the contrary, the vesting, payment, purchase or distribution of an Award may not be accelerated by reason of a Change of Control for any participant unless the Grantee’s employment is involuntarily terminated as a result of the Change of Control as provided in the Award agreement or in any other written agreement, including an employment agreement, between us and the participant. If the Change of Control results in the involuntary termination of participant’s employment, outstanding awards will immediately vest, become fully exercisable and may thereafter be exercised.

Generally, under the 2016 Plan, a Change of Control occurs upon (i) the consummation of a reorganization, merger or consolidation of our Company with or into another entity, pursuant to which our stockholders immediately prior to the transaction do not own more than 50% of the total combined voting power after the transaction, (ii) the consummation of the sale, transfer or other disposition of all or substantially all of our assets, (iii) certain changes in the majority of our Board from those in office on the effective date of the 2016 Plan, (iv) the acquisition of more than 50% of the total combined voting power in our outstanding securities by any person, or (v) the Company is dissolved or liquidated.

Types of Awards

Stock Options. Incentive Stock Options and Nonstatutory Stock Options are granted pursuant to award agreements adopted by our Compensation Committee. Our Compensation Committee determines the exercise price for a stock option, within the terms and conditions of the 2016 Plan; provided, that the exercise price of an Incentive Stock Option cannot be less than 100% of the fair market value of our Common Stock on the date of grant. Options granted under the 2016 Plan vest at the rate specified by our Compensation Committee.

The Compensation Committee determines the term of stock options granted under the 2016 Plan, up to a maximum of 10 years, except in the case of certain Incentive Stock Options, as described below. The Compensation Committee will also determine the length of period during which an optionholder may exercise their options if an optionholder’s relationship with us, or any of our affiliates, ceases for any reason; for Incentive Stock Options, this period is limited by applicable law. The Compensation Committee may extend the exercise period in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term unless the term is extended in accordance with applicable law.

Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the Compensation Committee and may include (a) cash or its equivalent, (b) delivering a properly executed notice of exercise of the option to us and a broker, with irrevocable instructions to the broker promptly to deliver to us the amount necessary to pay the exercise price of the option, (c) any other form of legal consideration that may be acceptable to the Compensation Committee or (d) any combination of (a), (b) or (c).

Unless the Compensation Committee provides otherwise, options are generally transferable in accordance with applicable law, provided that any transferee of such options agrees to become bound by the terms of the 2016 Plan. An optionholder may also designate a beneficiary who may exercise the option following the optionholder’s death.

Incentive or Nonstatutory Stock Options. Incentive Stock Options may be granted only to our employees, and the employees of our parent or subsidiary corporations, if any. The Compensation Committee may grant awards of Incentive or Nonstatutory Stock Options that are fully vested on the date made, to any of our employees, directors or consultants. Option Awards are granted pursuant to award agreements adopted by our Compensation Committee. To the extent required by applicable law, the aggregate fair market value, determined at the time of grant, of shares of our Common Stock with respect to Incentive Stock Options that are exercisable for the first time by an optionholder during any calendar year may not exceed $100,000. To the extent required by applicable law, no Incentive Stock Option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights. A SAR is the right to receive stock, cash, or other property equal in value to the difference between the grant price of the SAR and the market price of the Company’s Common Stock on the exercise date. SARs may be granted independently or in tandem with an Option at the time of grant of the related Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. An SAR confers on the grantee a right to receive an amount with respect to each share of Common Stock subject thereto, upon exercise thereof, equal to the excess of (A) the fair market value of one share of Common Stock on the date of exercise over (B) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Compensation Committee may determine but in no event shall be less than the fair market value of a share of common stock on the date of grant of such SAR).

Restricted Stock and Restricted Stock Units. Restricted Stock is common stock that the Company grants subject to transfer restrictions and vesting criteria. A Restricted Stock Unit is a right to receive stock or cash equal to the value of a share of stock at the end of a specified period that the Company grants subject to transfer restrictions and vesting criteria. The grant of these awards under the 2016 Plan are subject to such terms, conditions and restrictions as the Compensation Committee determines consistent with the terms of the 2016 Plan.

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At the time of grant, the Compensation Committee may place restrictions on Restricted Stock and restricted stock units that shall lapse, in whole or in part, only upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year, and if the award is granted to a 162(m) Officer, the grant of the award and the establishment of the Performance Goals shall be made during the period required under Internal Revenue Code Section 162(m). Except to the extent restricted under the award agreement relating to the Restricted Stock, a grantee granted Restricted Stock shall have all of the rights of a stockholder including the right to vote Restricted Stock and the right to receive dividends.

Unless otherwise provided in an award agreement, upon the vesting of a Restricted Stock Unit, there shall be delivered to the grantee, within 30 days of the date on which such award (or any portion thereof) vests, the number of shares of common stock equal to the number of restricted stock units becoming so vested.

Other Stock-Based Awards. The 2016 Plan also allows the Compensation Committee to grant “Other Stock-Based Awards,” which means a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, common stock. Subject to the limitations contained in the 2016 Plan, this includes, without limitation, (i) unrestricted stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the 2016 Plan and (ii) a right to acquire stock from the Company containing terms and conditions prescribed by the Compensation Committee. At the time of the grant of Other Stock-Based Awards, the Compensation Committee may place restrictions on the payout or vesting of Other Stock-Based Awards that shall lapse, in whole or in part, only upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year, and if the award is granted to a 162(m) Officer, the grant of the Award and the establishment of the Performance Goals shall be made during the period required under Internal Revenue Code Section 162(m). Other Stock-Based Awards may not be granted with the right to receive dividend equivalent payments.

Cash-Based Awards.  The Compensation Committee may grant Cash-Based Awards under the 2016 Plan that specify the amount of cash to which the award pertains, the conditions under which the award will be vested and exercisable or payable, and such other conditions as the Compensation Committee may determine that are consistent with the terms of the 2016 Plan. At the time of the grant of Cash-Based Awards, the Compensation Committee may place restrictions on the payout or vesting of Cash-Based Awards that shall lapse, in whole or in part, only upon the attainment of Performance Goals, similar to those for Other Stock-Based Awards.

Performance Awards. Performance awards provide participants with the opportunity to receive shares of our common stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Board, or the Compensation Committee (as applicable). Subject to the share limit and maximum dollar value set forth above under “Limits per Participant,” the Board, or the Compensation Committee (as applicable), has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals.

Performance Criteria. With respect to awards intended to qualify as performance-based compensation under Code Section 162(m), a committee of “outside directors” (as defined in Code Section 162(m)) with authority delegated by our Board will determine the terms and conditions of such awards, including the performance criteria. The performance goals for restricted stock awards, restricted stock units, performance awards or other share-based awards shall be based on the attainment of specified levels of one or any combination of the following:

•	the attainment of certain target levels of, or a specified percentage increase in, revenues, earnings, income before taxes and extraordinary items, net income, operating income, earnings before or after deduction for all or any portion of income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing;
•	the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations;
•	the attainment of certain target levels of, or a specified increase in, operational cash flow;
•	the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Compensation Committee;
•	earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations;
•	the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital;
•	the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity;
•	the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula;
•	the attainment of certain target levels in, or specified increases in, the fair market value of the shares of the Company’s common stock;
•	the growth in the value of an investment in the Company’s common stock;
•	the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs;

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•	gross or net sales, revenue and growth of sales revenue (either before or after cost of goods, selling and general administrative expenses, research and development expenses and any other expenses or interest);
•	total stockholder return;
•	return on assets or net assets;
•	return on sales;
•	operating profit or net operating profit;
•	operating margin;
•	gross or net profit margin;
•	cost reductions or savings;
•	productivity;
•	operating efficiency;
•	working capital;
•	market share;
•	customer satisfaction;
•	workforce diversity;
•	results of clinical trials;
•	acceptance of a new drug application by a regulatory body;
•	regulatory body approval for commercialization of a product;
•	launch of a new drug;
•	completion of out-licensing, in-licensing or disposition of product candidates or other acquisition or disposition projects; and
•	to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

The performance goals may be based solely by reference to our performance or the performance of one or more of our subsidiaries, parents, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The authorized committee of outside directors may also exclude under the terms of the performance awards, the impact of an event or occurrence that the committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, or (ii) changes in generally accepted accounting principles or practices.

In connection with the approval of the 2016 Plan, the stockholders also are being asked to approve the above criteria for purposes of Section 162(m) of the Code.

New Plan Benefits under the 2016 Plan

Because future awards under the 2016 Plan will be granted in the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.

U.S. Federal Income Tax Considerations

The following is a brief description of the material United States federal income tax consequences associated with awards under the 2016 Plan. It is based on existing United States laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. Tax consequences in other countries may vary. This information is not intended as tax advice to anyone, including participants in the 2016 Plan.

Stock Options. Neither incentive stock option grants nor non-qualified stock option grants cause any tax consequences to the participant or Tonix at the time of grant. Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their exercise price is ordinary income to the participant and is deductible by Tonix. The participant’s tax basis for the shares is the market value thereof at the time of exercise. Any gain or loss realized upon a subsequent disposition of the stock will generally constitute capital gain, in connection with which Tonix will not be entitled to a tax deduction.

Upon the exercise of an incentive stock option, the participant will not realize taxable income, but the excess of the fair market value of the stock over the exercise price may give rise to alternative minimum tax. When the stock acquired upon exercise of an incentive stock option is subsequently sold, the participant will recognize income equal to the difference between the sales price and the exercise price of the option. If the sale occurs after the expiration of two years from the grant date and one year from the exercise date, the income will constitute long-term capital gain. If the sale occurs prior to that time, the participant will recognize ordinary income to the extent of the lesser of the gain realized upon the sale or the difference between the fair market value of the acquired stock at the time of exercise and the exercise price; any additional gain will constitute capital gain. Tonix will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, but no deduction in connection with any capital gain recognized by the participant. If the participant exercises an incentive stock option more than three months after his or her termination of employment due to retirement or other separation other than death or disability, or more than twelve months after his or her termination of employment due to death or permanent disability, he or she is deemed to have exercised a non-qualified stock option.

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Compensation realized by participants on the exercise of non-qualified stock options or the disposition of shares acquired upon exercise of any incentive stock options should qualify as performance-based compensation under the Code and thus not be subject to the $1,000,000 deductibility limit of Code Section 162(m).

Stock Appreciation Rights. A participant granted a stock appreciation right under the 2016 Plan will not recognize income, and Tonix will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock or other consideration received will be ordinary income to the participant and Tonix will be allowed a corresponding federal income tax deduction at that time. Compensation realized by the participant on the exercise of the stock appreciation right should qualify as performance-based compensation under the Code and thus not be subject to the $1,000,000 deductibility limit of Code Section 162(m).

Restricted Stock. Restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A participant may elect, however, to recognize income at the time of grant, in which case the fair market value of the restricted shares at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. If a participant makes such an election and thereafter forfeits the restricted shares, he or she will be entitled to no tax deduction, capital loss or other tax benefit. Tonix is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant, subject to any applicable limitations under Code Section 162(m).

A participant’s tax basis for restricted shares will be equal to the amount of ordinary income recognized by the participant. The participant will recognize capital gain (or loss) on a sale of the restricted stock if the sale price exceeds (or is lower than) such basis. The holding period for restricted shares for purposes of characterizing gain or loss on the sale of any shares as long- or short-term commences at the time the participant recognizes ordinary income pursuant to an award. Tonix is not entitled to a tax deduction corresponding to any capital gain or loss of the participant.

Restricted Stock Units. A participant will not recognize income, and Tonix will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or any combination of cash and Tonix common stock) in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock and cash received as of that date (less any amount he or she paid for the stock and cash), and Tonix will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. A participant will not recognize income, and Tonix will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of stock or cash (or a combination thereof) in settlement of a performance award, the participant will recognize ordinary income equal to the fair market value of the stock and cash received, and Tonix will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A. If an award is subject to Code Section 409A (which relates to nonqualified deferred compensation plans), and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. All awards that comply with the terms of the 2016 Plan, however, are intended to be exempt from the application of Code Section 409A or meet the requirements of Section 409A in order to avoid such early taxation and penalties.

Tax Withholding. Tonix has the right to deduct or withhold, or require a participant to remit to Tonix, an amount sufficient to satisfy federal, state and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2016 Plan. The Compensation Committee may, at the time the award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by delivery of, or withholding from the award, shares having a fair market value on the date of withholding equal to the amount required to be withheld for tax purposes.

Required Vote

Approval of the 2016 Plan requires the receipt of the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or by proxy and voting at the Annual Meeting.

The Board unanimously recommends a vote “FOR” the approval

of the Tonix Pharmaceuticals Holding Corp. 2016 Stock Incentive Plan

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PROPOSAL NO. 4

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to provide an advisory vote to approve the compensation of our named executive officers, including the CD&A, the compensation tables and narrative disclosures as described in this Proxy Statement. The Company currently holds such an advisory vote every three years, and this proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

Please see the CD&A section of this Proxy Statement, the compensation tables and the narrative disclosures that accompany the compensation tables for greater detail about our executive compensation programs, including information about the fiscal year 2015 compensation of our named executive officers.

We believe that our overall compensation program and philosophy support and help drive the Company’s long-term value creation, business strategy and operating performance objectives. We are again asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

While this say-on-pay vote is advisory and does not bind the Company to any particular action, the Board and the Compensation Committee value your opinion. Accordingly, the Board and the Compensation Committee will consider the outcome of this vote when making future compensation decisions for the Company’s named executive officers.

Approval of this resolution requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting.

The Board unanimously recommends a vote “FOR” the approval

of the compensation of our named executive officers, as disclosed in this Proxy Statement.

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INFORMATION ABOUT THE EXECUTIVE OFFICERS

Executive Officers

The executive officers are elected by our Board and hold office until their successors are elected and duly qualified. There are no family relationships between any of our directors or executive officers. The current executive officers of the Company are as follows:

NAME	AGE	OFFICES HELD
Seth Lederman	58	President, CEO and Chairman of the Board of Directors
Bradley Saenger	42	Chief Financial Officer and Treasurer
Bruce Daugherty	58	Chief Scientific Officer, Controller and Secretary
Gregory Sullivan	50	Chief Medical Officer

Biographical information about Dr. Lederman is provided in “Proposal No. 1 - Election of Directors”.

Bradley Saenger, CPA became our Chief Financial Officer in February 2016. Mr. Saenger has worked for Tonix since May 2014, as the Director of Accounting (May 2014 – December 2015) and VP of Accounting (January 2016 – February 2016). Between June 2013 and March 2014, Mr. Saenger worked for Shire Pharmaceuticals as a consultant in the financial analyst research and development group. Since November 2015, Mr. Saenger has been a director of Tonix Pharma Holdings Limited. Between February 2013 and May 2013, Mr. Saenger worked for Stewart Health Care System as a financial consultant. Between October 2011 and December 2012, Mr. Saenger was an Associate Director of Accounting at Vertex Pharmaceuticals, Inc. Between January 2005 and September 2011, Mr. Saenger worked for Alere Inc., as a Manager of Corporate Accounting and Consolidations (2007 – 2011) and Manager of Financial Reporting (2005 – 2006). Mr. Saenger also worked for PricewaterhouseCoopers LLP, Shifren Hirsowitz, public accountants and auditors in Johannesburg, South Africa, Investec Bank in Johannesburg, South Africa and Norman Sifris and Company, public accountants and auditors in Johannesburg, South Africa. Mr. Saenger received his Bachelor’s and Honors’ degrees in Accounting Science from the University of South Africa. Mr. Saenger is a Chartered Accountant in South Africa and a Certified Public Accountant in the Commonwealth of Massachusetts.

Bruce Daugherty, PhD became our Controller in April 2012, our Secretary in November 2012 and our Chief Scientific Officer in August 2013. Between April 2012 and August 2013, Dr. Daugherty was our Senior Director of Drug Development. Dr. Daugherty has also been the Secretary and a director of Tonix Pharmaceuticals (Canada), Inc. since its inception in April 2013. Since September 2015, Dr. Daugherty has been a director of Tonix Pharma Limited. Since January 2009, Dr. Daugherty has worked as a consultant to academia and biotechnology companies in drug discovery/development and licensing through his consulting company, LeClair Pharma Consulting, LLC. Dr. Daugherty was a consultant to our company between November 2011 and March 2012. In 2009, Dr. Daugherty was employed at Assumption College in Mendham, New Jersey, where he was a lecturer in Biology for freshman students. From 1987 to 2008, Dr. Daugherty was employed at Merck & Co., where he was a scientist in drug discovery and development. Dr. Daugherty earned his MBA from Emory University’s Goizueta Business School, his PhD in Molecular Genetics and Microbiology from Rutgers University-Robert Wood Johnson Medical School, his MS in Zoology from Rutgers University and his BA in Biology from Washington University in St. Louis.

Gregory Sullivan, MD became our Chief Medical Officer on June 3, 2014. Prior to that date, he served on our Scientific Advisory Board since October 2010, and had also provided ad hoc consulting services. Previously, Dr. Sullivan had been a member of the faculty of Columbia University since July 1999, where he served as an Assistant Professor of Psychiatry in the Department of Psychiatry at Columbia University Medical Center (CUMC) until June 2014. Between June 1997 and August 2014, Dr. Sullivan maintained a part-time psychiatry practice. He served as a Research Scientist at the New York State Psychiatric Institute (NYSPI) from December 2006 to June 2014. He also served as a member of the Institutional Review Board of the NYSPI from January 2009 to June 2014. As Principal Investigator and Co-Investigator on several human studies of posttraumatic stress disorder (PTSD), Dr. Sullivan has administered the recruitment, biological assessments, treatment, and safety of participants with PTSD in clinical trials of the disorder. He has published more than 50 articles and chapters on research topics ranging from stress and anxiety disorders to abnormal serotonin receptor expression in depression, PTSD and panic disorder. He is a recipient of grants from the National Institute of Mental Health (NIMH), the Anxiety Disorders Association of America, NARSAD, the Dana Foundation, and the American Foundation for Suicide Prevention. Dr. Sullivan received a BA in Biology from the University of California, Berkeley, and received his MD from the College of Physicians & Surgeons at Columbia University.  He completed his residency training in psychiatry at CUMC, and then a two-year NIMH-sponsored research fellowship in anxiety and affective disorders before joining the faculty at Columbia.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

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3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our CD&A discusses the compensation of the individuals who served as our executive officers during the fiscal year ended December 31, 2015, as set forth in the summary compensation table, subsequent tables and related disclosure in this proxy statement. Our CD&A describes our overall executive compensation philosophy, objectives and practices, as well as the Board’s decisions and determinations regarding executive compensation for 2015. It also describes key decisions made by the Board and Compensation Committee for 2016 prior to the filing of this proxy statement.

We refer to the following individuals as “named executive officers” for 2015:

Name	Title
Seth Lederman, MD	President and Chief Executive Officer
Leland Gershell, MD PhD (1)	Former Chief Financial Officer and Treasurer
Jessica Edgar Morris (2)	Former Chief Administrative Officer
Bruce Daugherty, PhD	Chief Scientific Officer, Controller and Secretary
Gregory Sullivan, MD	Chief Medical Officer

(1)	Dr. Gershell resigned as Chief Financial Officer and Treasurer effective January 8, 2016.
(2)	Ms. Morris became our Chief Administrative Officer effective October 21, 2015 and our Acting Chief Financial Officer on January 8, 2016. Ms. Morris moved into the role of Executive Vice President of Administration, effective February 24, 2016, upon the appointing of a new Chief Financial Officer.

Historically, the Compensation Committee of our Board made recommendations to the full Board regarding executive compensation. In February 2016, the Board approved an updated Compensation Committee charter, which vested the power to the Compensation Committee, and no longer the Board as a whole, to oversee our executive compensation program. The Compensation Committee will regularly review our program to ensure that we maintain an effective link between pay and performance and that there are no compensation-related risks that would be likely to have a material adverse effect on the Company. This oversight responsibility is described in more detail throughout this CD&A, including information regarding our compensation governance practices, the outcome of our stockholder advisory vote on executive compensation (the “Say-on-Pay” vote), use of compensation consultants, and selection and composition of our compensation peer group.

Executive Summary and 2015 Business Highlights

During the year, we continued to advance the development of our lead product candidate, TNX-102 SL (cyclobenzaprine HCl sublingual tablets), which entered into Phase 3 clinical development as a potential treatment for fibromyalgia, or FM, and Phase 2 clinical development as a potential treatment for post-traumatic stress disorder, or PTSD, during 2015, while maintaining appropriate financial management. In addition, another product candidate, TNX-201 (dexisometheptene mucate), initiated a Phase 2 proof of concept trial as a potential treatment for episodic tension-type headache. However, on February 16, 2016, we announced that we discontinued development of TNX-201 because it lacked efficacy. Despite this setback, we achieved many of our corporate objectives and milestones in 2015, as follows:

•	Initiated the Phase 3 AFFIRM trial of TNX-102 SL for FM;

•	Initiated the Phase 2 AtEase trial of TNX-102 SL for PTSD;

•	Initiated the Phase 2 proof of concept trial of TNX-201 for tension headache;

•	Multiple presentations of clinical posters/abstracts at medical affairs meetings; and

•	Raised approximately an aggregate of $47.7 million in net proceeds from two underwritten public offerings of our common stock.

In light of the lack of efficacy of TNX-201, we restructured our organization and reduced our workforce by four employees, or approximately 14% of our total workforce, as part of a plan to reduce operating costs and focus financial and development resources on continued development of TNX-102 SL for FM and PTSD, both of which are expected to report data from clinical trials in 2016.

Compensation Philosophy and Practices

We believe that the performance of our executive officers significantly impacts our ability to achieve our corporate goals. We, therefore, place considerable importance on the design and administration of our executive officer compensation program. This program is intended to enhance stockholder value by attracting, motivating and retaining qualified individuals to perform at the highest levels and to contribute to our growth and success. Our executive officer compensation program is designed to provide compensation opportunities that are tied to individual and corporate performance.

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Our compensation packages are also designed to be competitive in our industry. The Compensation Committee from time-to-time consults with compensation consultants, legal counsel and other advisors in designing our compensation program, including in evaluating the competitiveness of individual compensation packages and in relation to our corporate goals.

Our overall compensation philosophy has been to pay our executive officers an annual base salary and to provide opportunities, through cash and equity incentives, to provide higher compensation if certain key performance goals are satisfied. We believe that many of our key practices and programs demonstrate good governance. The main principles of our fiscal year 2015 compensation strategy included the following:

•	An emphasis on pay for performance. A significant portion of our executive officers’ total compensation is variable and at risk and tied directly to measurable performance, which aligns the interests of our executives with those of our stockholders;

•	Performance results are linked to Company and individual performance. When looking at performance over the year, we equally weigh individual performance as well as that of the Company as a whole. Target annual compensation is positioned to allow for above-median compensation to be earned through an executive officer’s and the Company’s extraordinary performance;

•	Equity as a key component to align the interests of our executives with those of our stockholders. Our Compensation Committee continues to believe that keeping executives interests aligned with those of our stockholders is critical to driving toward achievement of long-term goals of both our stockholders and the Company; and

•	Peer group positioning. While the Compensation Committee considers the level of compensation paid by the companies in our peer group as a reference point that provides a framework for its compensation decisions, in order to maintain competiveness and flexibility, the Compensation Committee does not target compensation at a particular level relative to the peer group; nor does the Compensation Committee employ a formal benchmarking strategy or rely upon specific peer–derived targets.

In 2015, we also continued practices that demonstrate good governance and careful stewardship of corporate assets, including:

•	Limited personal benefits. Our executive officers are eligible for the same benefits as our non-executive salaried employees, and they do not receive any additional perquisites.

•	No retirement benefits. We do not provide our executive officers with a traditional retirement plan, or with any supplemental deferred compensation or retirement benefits.

•	No tax gross-ups. We do not provide our executive officers with any tax gross-ups.

•	No single-trigger cash change in control benefits. We do not provide cash benefits to our executives upon a change in control, absent an actual termination of employment.

At our annual meeting in April 2013, we conducted our first advisory vote on executive compensation, commonly referred to as a “say-on-pay” vote. At that time, approximately 97% of the votes affirmatively cast on the advisory say-on-pay proposal were voted in favor of the compensation of our named executive officers. The Compensation Committee understood this level of approval to indicate strong stockholder support for our executive compensation policies and programs generally, and as a result, our Compensation Committee made no fundamental changes to our executive compensation programs. We are holding our next say-on-pay vote at this year’s annual meeting. Our Compensation Committee and our Board will consider shareholder feedback through the say-on-pay vote and remains committed to engaging with shareholders and are open to feedback, as described elsewhere in this proxy.

Compensation Processes and Procedures

The Compensation Committee acts on behalf of the Board with respect to fulfilling the Board’s responsibilities to oversee the Company’s compensation policies, plans and programs and reviewing and determining, as appropriate, the compensation to be paid to executive officers and directors. In achieving this task, the Compensation Committee (i) reviews and approves corporate and individual performance goals and objectives that support and reinforce the Company’s long-term strategic goals and compensation plans; (ii) establishes policies with respect to equity compensation arrangements, equity awards for newly hired employees, promotions and annual awards for executive and non-executive employees and directors; (iii)  reviews and approves the terms of any employment agreements, severance agreements, change-of-control protections and any other compensatory arrangements of the executive officers; (iv) performs and considers a compensation risk assessment; and (v) considers shareholder feedback and Say-on-Pay voting results.

With respect to the compensation of our Chief Executive Officer, the Compensation Committee evaluates the Chief Executive Officer’s performance in light of relevant performance goals and objectives, taking into account the policies of the Compensation Committee and, with respect to long-term incentive compensation, stockholder return and the results of the most recent stockholder advisory vote on executive compensation. The Compensation Committee reviews and approves (or if appropriate, recommends to the Board for final determination and approval) individual and corporate performance goals and objectives of the Company’s executive officers. The Compensation Committee also makes recommendations to the Board with respect to this CD&A section and recommends that such section be included in any of the Company’s annual reports on Form 10-K, registration statements, proxy statements or information statements.

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Our Compensation Committee generally meets at least once in the first quarter of the year, and again throughout the year as needed. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. From time to time, members of management and other employees as well as outside advisors or consultants are invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Compensation Committee also meets regularly in executive session.

Role of Compensation Committee’s Independent Compensation Consultant

In October 2015, the Compensation Committee engaged Frederic W. Cook & Co. (“FW Cook”) to provide the Committee with a competitive market assessment of the current compensation for the Company’s executive team. FW Cook did significant work for the Compensation Committee, including recommending a modified peer group of companies for the Compensation Committee’s approval to use for comparison purposes in evaluating our executive compensation policies and programs. Previously, the Compensation Committee engaged FGMK LLC. After review and consultation with FW Cook, the Compensation Committee has determined that FW Cook is independent and there is no conflict of interest resulting from retaining FW Cook currently. In reaching these conclusions, the Compensation Committee considered the factors set forth in Rule 10C-1 of the Securities Exchange Act of 1934, as amended, and applicable NASDAQ listing standards.

Under its charter, the Compensation Committee has the sole discretion to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisers, and it has direct responsibility for the appointment, compensation and oversight of the work of any compensation adviser. The Compensation Committee also has the right to receive from the Company appropriate funding for the payment of reasonable compensation to the compensation adviser it selects, as well as the responsibility to consider certain independence factors before selecting such compensation advisers. The compensation consultant reports directly and exclusively to the Compensation Committee with respect to executive and non-employee director compensation matters.

Role of our Management

In general, our CEO and finance department work together to prepare materials requested by and to be presented to the Compensation Committee, including analyses of financial data and other briefing materials. Our CEO typically presents proposals, along with any background information, to the Compensation Committee for review and consideration. The Compensation Committee may approve, modify, or reject those proposals, or may request additional information from management on those matters.

For setting compensation levels for executives other than our CEO, the Compensation Committee will solicit and consider the recommendations of the CEO, including his review of the officers’ performance and contributions in the prior year, and his recommendations for the potential compensation levels that should be set for each executive officer for the coming year.

With respect to our CEO, the Compensation Committee generally prepares an evaluation of the CEO, which it then informally reviews with the independent members of the Board for their input and consideration. The Compensation Committee also notifies the independent Board members of its recommendations for CEO compensation. The final compensation elements and levels for the CEO are then determined by the Compensation Committee.

No executive officer is present or participates directly in approving the amount of any component of his or her own compensation package.

Use of Peer Company Data

In 2013, our Compensation Committee selected a group of companies to comprise our peer group for executive compensation comparison purposes based on recommendations from Grant Thornton LLP, an independent compensation consultant. Through October 2015, our peer group remained mostly unchanged from 2013. That peer group consisted of:

ACADIA Pharmaceuticals Inc.	Generix Biotechnology Corp.
AcelRx Pharmaceuticals, Inc.	Intra-Cellular Therapies, Inc.
Alexza Pharmaceuticals Inc.	Repros Therapeutics Inc.
Alimera Sciences, Inc.	Rexahn Pharmaceuticals, Inc.
Amicus Therapeutics, Inc.	Sangamo Biosciences Inc.
Biodel Inc.	Transcept Pharmaceuticals Inc.
Catalyst Pharmaceuticals, Inc.	Vanda Pharmaceuticals, Inc.
Cytokinetics, Incorporated	Xenoport, Inc.
DURECT Corporation	Zogenix, Inc.

In October 2015, upon the engagement of FW Cook, our Compensation Committee sought to update our peer group for executive compensation comparison purposes. FW Cook recommended a group of eighteen publicly-traded companies of similar size and stage of development operating in the biotechnology and pharmaceutical industry for consideration, which our Compensation Committee approved.

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Our peer group now consists of the following companies:

AcelRx Pharmaceuticals, Inc.*	Flexion Therapeutics, Inc.
Adamas Pharmaceuticals, Inc.	Galectin Therapeutics, Inc.
Alimera Sciences, Inc.*	Galena Biopharma, Inc.
Anthera Pharmaceuticals, Inc.	Marinus Pharmaceuticals, Inc.
Catalyst Pharmaceuticals, Inc.*	MEI Pharma, Inc.
Conatus Pharmaceuticals Inc.	Pain Therapeutics Inc.
Cytokinetics, Incorporated*	Repros Therapeutics Inc.*
CytRx Corporation	Rexahn Pharmaceuticals, Inc.*
Dipexium Pharmaceuticals, Inc.	Sunesis Pharmaceuticals, Inc.

* Indicates a company that was retained from our prior peer group.

Our Compensation Committee generally uses the peer group for a broad understanding of market compensation practices and our positioning within the peer group with respect to each element of our compensation program. In addition, the Compensation Committee finds the peer data useful in evaluating whether our overall executive compensation programs are providing sufficient incentive opportunities and retention components, given the competitive market that exists for talented and experienced executives. While the Compensation Committee considers the level of compensation paid by the companies in our peer group as a reference point that provides a framework for its compensation decisions, in order to maintain competiveness and flexibility, the Compensation Committee does not target compensation at a particular level relative to the peer group; nor does the Compensation Committee employ a formal benchmarking strategy or rely upon specific peer–derived targets.

Elements of Executive Compensation

Our Compensation Committee believes that our compensation programs should include short-term and long-term components, including cash and equity-based compensation, and should reward performance as measured against established goals. The Compensation Committee evaluates both performance and compensation to make sure that the compensation provided to executives remains competitive relative to compensation paid by companies of similar size and stage of development operating in the biotechnology and pharmaceutical industry, taking into account our relative performance and our own strategic goals. Our Compensation Committee considers the total current and potential long-term compensation of each of our executive officers in establishing each element of compensation, viewing each element as related but distinct.

The compensation of our executive officers generally consists of four principal components: base salary, annual incentive bonuses, long-term equity incentives, and employee benefits. We also provide severance and other benefits following termination of employment under certain circumstances for two of our executive officers.

Base Salary

As a general matter, we pay our named executive officers a base salary to provide them a stable source of income for the work that they perform during the year. Base salaries are initially established through negotiation at the time the executive is hired, taking into account his or her qualifications, experience, prior salary, and competitive market salary information for similar positions in our industry. Thereafter, the Compensation Committee reviews the base salaries of our executive officers annually and adjustments, if any, are made based on our Company’s performance and available budget, the performance of each executive officer against his individual job and functional area’s responsibilities, competitive market conditions for executive compensation for similar positions, as well as increases in the cost of living.

In February 2015, our Compensation Committee reviewed base salary levels for our named executive officers against salaries for similar positions from our peer group of companies, and also in light of the individual performance of our named executive officers during the prior calendar year. As a result of this review, the Compensation Committee recommended to the Board increases, and all of our named executive officers who were then employed by us received merit increases to their base salaries based on their individual performance. These adjustments to the base salaries of our then-current named executive officers are shown in the table below.

Name	Increase to Base Salary	2015 Base Salary ($)
Seth Lederman, MD	5.9%	450,000
Leland Gershell, MD PhD	7.7%	350,000
Jessica Edgar Morris	17.5%	235,000
Bruce Daugherty, PhD	6.8%	235,000
Gregory Sullivan, MD	4.4%	235,000

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Annual Incentive Bonuses

Our Compensation Committee believes that allocating a meaningful amount of our executive officers’ total cash compensation to the achievement of our corporate goals aligns our executive officers’ interests with those of our stockholders. Our Compensation Committee establishes annual incentive bonus targets for each of our executive officers, which targets are equal to a percentage of each executive officer’s base salary. Each executive officer’s actual earned annual incentive bonus, if any, is based on corporate goal achievement and other factors as determined by the Compensation Committee. For fiscal year 2015, bonus targets were set at 75%, 45%, 40% and 30% of base salary for our Chief Executive Officer, Chief Financial Officer, Chief Scientific Officer and Chief Medical Officer, respectively. Such executive officers, except for Dr. Gershell, received bonuses equal to approximately 66.7% of his respective target amount. Dr. Gershell did not receive a bonus for 2015 because he resigned effective January 8, 2016. Ms. Morris, who was appointed as a named executive officer in October 2015, did not have a bonus target set for her, but received a bonus equal to 50% of her 2015 salary.

Whether or not a bonus is paid for any year is completely at the discretion of our Compensation Committee. The actual bonus awarded in any year, if any, may be more or less than the target, depending primarily on the achievement of our corporate objectives, and an individual employee’s achievement of his or her objectives. Our Compensation Committee also has the discretion to award bonuses, however, even if the applicable performance criteria set forth under the annual Cash Bonus Plan have not been met, or to award a bonus based on other criteria.

Since our Chief Executive Officer is responsible for the overall performance of the Company, his 2015 annual bonus was based solely on the Company’s overall performance in achieving corporate goals. For our other named executive officers, the cash bonus was weighted 50% on achievement of the Company’s 2015 corporate objectives and 50% on achieving his or her individual performance goals, as determined by the Chief Executive Officer and recommended by the Compensation Committee and approved by the Board.

In February 2016, the Compensation Committee reviewed the performance of the Company against its 2015 corporate performance objectives, as recommended by our Compensation Committee, and determined that the Company had achieved 96% of its 2015 corporate objectives, which was then presented to, and confirmed by, the Board. This determination was made based on the Company’s achievement of certain of the 2015 corporate objectives as follows:

	Description	Measurement	Weighting	Achievement	Comment
Clinical Goal	Fibromyalgia Program	Satisfactory enrollment of the AFFIRM trial to enable the topline data announcement in the second half of 2016	40%	100%	Goal fully achieved
Clinical Goal	PTSD Program	Satisfactory enrollment of the ATEASE trial to enable the topline data announcement in the first half of 2016	24%	100%	Goal fully achieved
Clinical Goal	ETTH Program	Satisfactory enrollment of the Phase 2 ETTH trial to enable the topline data announcement in Q4 2015	16%	75%	Topline data announced in February 2016
Financial Goal	Fund key programs and overall operations	Secure funding to ensure Tonix is viable and not subject to a going concern assumption	20%	100%	Goal fully achieved

At this same meeting, the Board of also confirmed the performance level achieved by each of the named executive officers against his or her individual performance goals for 2015.

As noted above, since our Chief Executive Officer is responsible for the overall performance of the Company, his 2015 annual bonus was based on the Company’s overall performance in achieving corporate goals.

In evaluating Ms. Morris’ performance, the Compensation Committee considered her contributions to the finance, administration, investor relations and human resource functions, and how well she had grown in her expanded role at Tonix.  In the areas overseen by Ms. Morris, there had been considerable growth and improvement to these functions, including establishing formalized procedures and guidelines relating to network security and the annual review process for all employees, developing an expanded budgeting process, streamlining and making certain accounting functions more efficient, and expanding the finance and human resources teams.

In evaluating Dr. Daugherty’s performance, the Compensation Committee considered his attainment of certain defined individual objectives. In particular, in 2015, Dr. Daugherty achieved all of his individual non-clinical, research and toxicology objectives, which related to development of our TNX-102 SL and TNX-201 product candidates. In addition, during 2015, Dr. Daugherty assumed the role of a Director of our Tonix Ireland subsidiary and expanded his non-clinical team.

In evaluating Dr. Sullivan’s performance, the Compensation Committee considered his attainment of certain defined individual objectives. In particular, in 2015, Dr. Sullivan was responsible for developing and implementing strategic plans to achieve satisfactory participant enrollment in our three clinical programs in order to deliver topline results in accordance with our corporate goals. Dr. Sullivan was also responsible for developing appropriate quality and safety parameters for all three clinical programs.  As we reported topline data on our TNX-201 proof of concept study in February 2016, instead of December 2015 as stated in the corporate goal, Dr. Sullivan was credited for achieving only 75% of that individual goal, which, together with achievement in his other individual goals, resulted in him achieving 95% of his individual goals.

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As Dr. Gershell resigned in January 2016, no performance review was conducted.

While our executives achieved at least 95% of the corporate and individual goals, the Board exercised its discretionary authority and awarded cash bonuses to our executives that were less than the corresponding target bonuses set for 2015. In making the decision on annual bonuses, the Board considered the significant achievement by our executives, the Company’s capital resources in light of the overall capital markets as well as the market position of our executives compared to the new peer group data presented by FW Cook. Based on these considerations, the Board determined to award cash bonuses that were approximately 66.7% of their target bonuses. All bonus amounts were paid on February 12, 2016.

The table below provides the target bonus for each named executive officer, the level of performance achieved against the goals, and the amount of the actual bonus paid:

		2015 Target Bonus
Name	2015 Base Salary ($)	Percentage of Base Salary (%)	Target Amount ($)	2015 Actual Bonus Paid ($)	2015 Actual Bonus Paid as Percentage of Target Bonus Amount (%)
Seth Lederman, MD	450,000	75%	337,500	225,000	67%
Leland Gershell, MD PhD (1)	350,000	45%	157,500	N/A	N/A
Jessica Edgar Morris	235,000	N/A	N/A	117,500	N/A
Bruce Daugherty, PhD	235,000	40%	94,000	62,275	66%
Gregory Sullivan, MD	235,000	30%	70,500	47,000	67%

(1)	Dr. Gershell resigned effective January 8, 2016 and therefore did not receive a bonus for 2015.

Equity Compensation

The equity awards that we have granted under our 2014 Plan to named executive officers have been solely in the form of stock options. The Compensation Committee believes that stock options continue to be the most appropriate vehicle for equity awards at this time, because our executives only are able to realize rewards if our stockholders also have gains.

In determining the size of long-term equity incentives to award to our named executive officers, the Compensation Committee refers to guidelines we have developed based on an executive’s position as well as our peer group data. Our Compensation Committee also considers the role and responsibilities of the named executive officers, competitive factors, the non-equity compensation received by the named executive officers in current and previous years, as well as the total available pool of equity to be granted in the current fiscal year and each executive’s current equity ownership in the Company and the extent to which outstanding awards are fully vested. In addition, we evaluate each employee’s awards based on the factors described above and competitive market factors in our industry. After reviewing all of these factors, the Compensation Committee awarded our then-serving named executive officers the stock options reflected in the tables that follow this CD&A.

Our stock option awards typically vest over a three year period, subject to the continued service of the employee to the Company. One-third of the shares typically vest on the first anniversary of the option award, with the remaining shares vesting monthly in equal amounts over the remaining 24 months of the vesting period.  In 2015, we granted 7,143 stock option awards to our Chief Executive Officer, which vested immediately. The stock option awards were issued as part of his 2014 bonus, in lieu of cash, and were the only stock option awards we have granted to date that did not have a minimum one year vesting period.

Perquisites and Other Benefits

Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers, which are also generally available to employees, including medical, dental and vision insurance coverage, participation in the employee stock purchase plan, 401(k) employer contributions and tuition reimbursement; however, the Compensation Committee in its discretion may revise, amend or add to these benefits.

Employment Agreements

Employment Agreements with Seth Lederman, Leland Gershell and Bruce Daugherty

On February 11, 2014, the Company entered into an employment agreement (the “Lederman Agreement”) with Dr. Seth Lederman (“Lederman”) to continue to serve as our President, Chief Executive Officer and Chairman of the Board.   On March 14, 2014, the Company entered into an employment agreement (the “Daugherty Agreement”) with Dr. Bruce Daugherty (“Daugherty”) to continue to serve as our Chief Scientific Officer.  On March 19, 2014, the Company entered into an employment agreement (the “Gershell Agreement” and together with the Lederman Agreement and Daugherty Agreement, the “Agreements”) with Dr. Leland Gershell (“Gershell” and together with Lederman and Daugherty, the “Executives”) to continue to serve as our Chief Financial Officer and Treasurer.

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The base salaries for Lederman, Gershell and Daugherty under the Agreements are $425,000, $325,000 and $220,000 per annum, respectively.  The Agreements have an initial term of one year and automatically renew for successive one year terms unless either party delivers written notice not to renew at least 60 days prior to the end of the current term.

Pursuant to the Agreements, if the Company terminates Executive’s employment without Cause (as defined in the Agreements) or Executive resigns for Good Reason (as defined in the Agreement), the Executive is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other benefits, if any, under any group retirement plan, nonqualified deferred compensation plan, equity award plan or agreement, health benefits plan or other group benefit plan to which Executive may be entitled to under the terms of such plans or agreements; (2) a lump sum cash payment in an amount equal to 12 months of his base salary as in effect immediately prior to the date of termination; (3) continuation of health benefits for Executive and his eligible dependents for a period of 12 months following the date of termination; and (4) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 12-month period following termination had such Executive remained continuously employed by the Company during such period.

Pursuant to the Agreement, if Executive’s employment is terminated as a result of death or permanent disability, Executive or his estate, as applicable, is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the end of the month in which termination occurs (except that for Lederman, it is through the date of termination) at the rate then in effect; (2) a lump sum cash payment in an amount equal to six months of his base salary as in effect immediately prior to the date of termination; and (3) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards.

If Executive is terminated without Cause or resigns for Good Reason during the period commencing 90 days prior to a Change in Control (as defined below) or 12 months following a Change in Control, Executive shall be entitled to receive, in lieu of the severance benefits described above, the following payments and benefits: (1) a lump sum cash payment in an amount equal to 36 months for Lederman (18 months for Gershell and Daugherty) of his base salary as in effect immediately prior to the date of termination, except that, if and while Lederman is still entitled to the Sale Bonus (as defined below), it will only be 18 months (9 months for Gershell and Daugherty); (2) continuation of health benefits for Lederman and his eligible dependents for a period of 24 months (12 months for Gershell and Daugherty) following the date of termination, except that, if and while Lederman is still entitled to the Sale Bonus it will only be 12 months (6 months for Gershell and Daugherty); and (3) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards.

If during the term of the Agreement or within 120 days after Executive is terminated without Cause or resigns for Good Reason, following a Change in Control, the Company consummates a Change in Control transaction in which the Enterprise Value (as defined below) equals or exceeds $50 million, Executive shall be entitled to receive a lump sum payment equal to (i) for Lederman, 4.4% of the Enterprise Value, (ii) for Gershell, 2.0% of the Enterprise Value, and (iii) for Daugherty, 1.6% of the Enterprise Value (the “Sale Bonus”).  The Sale Bonus provision of the Agreement will terminate upon the Company granting Executive long-term incentive compensation mutually agreed to by the Board and such Executive.

For purposes of the Agreements, “Cause” generally means (1) commission of an act of fraud, embezzlement or dishonesty or some other illegal act that has a demonstrable material adverse impact on the Company or any successor or affiliate of the Company, (2) conviction of, or entry into a plea of “guilty” or “no contest” to, a felony, and (3) unauthorized use or disclosure of the Company’s confidential information or trade secrets or any successor or affiliate of the Company that has, or may reasonably be expected to have, a material adverse impact on any such entity.

For purposes of the Lederman Agreement, “Cause” also means (1) gross negligence, failure to follow a material, lawful and reasonable request of the Board or material violation of any duty of loyalty to the Company or any successor or affiliate of the Company, or any other demonstrable material willful misconduct by Lederman, (2) ongoing and repeated failure or refusal to perform or neglect of his duties as required by his employment agreement, which failure, refusal or neglect continues for 30 days following Lederman’s receipt of written notice from the Board stating with specificity the nature of such failure, refusal or neglect, provided that such failure to perform is not as a result of illness, injury or medical incapacity, or (3) material breach of any Company policy or any material provision of the Lederman Agreement.

For purposes of the Gershell Agreement and Daugherty Agreement, “Cause” also means (1) gross negligence, failure to follow a material, lawful and reasonable request of the CEO or material violation of any duty of loyalty to the Company or any successor or affiliate of the Company, or any other demonstrable material misconduct by Gershell or Daugherty, (2) ongoing and repeated failure or refusal to perform or neglect of his duties as required by his employment agreement, which failure, refusal or neglect continues for 30 days following receipt of written notice from the Company stating with specificity the nature of such failure, refusal or neglect, or (3) breach of any Company policy or any material provision of the Gershell Agreement or Daugherty Agreement, as applicable.

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For purposes of the Agreements, “Good Reason” generally means (1) a material diminution in Executive’s title, authority, duties or responsibilities, (2) a material diminution in the executive officer’s base compensation, unless such a reduction is imposed across-the-board to the Company’s senior management, and for purposes of the Lederman Agreement, such reduction is not greater than 15%, (3) a material change in the geographic location at which the executive officer must perform his duties, (4) any other action or inaction that constitutes a material breach by the Company or any successor or affiliate of the Company’s obligations to Executive under the Agreement, or (5) the Company elects not to renew the Agreement for another term.

For purposes of the Agreements, “Change in Control” generally means:

•	A transaction or series of transactions (other than public offerings) that results in any person or entity or related group of persons or entities (other than the Company, its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 40% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

•	(1) a merger, consolidation, reorganization, or business combination or (2) the sale, exchange or transfer of all or substantially all of the Company’s assets in any single transaction or series of transactions or (3) the acquisition of assets or stock of another entity, in each case other than a transaction:

o	which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent, directly or indirectly, at least 60% of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and

o	after which no person or group beneficially owns voting securities representing 40% or more of the combined voting power of the Company or its successor; provided, however, that no person or group is treated as beneficially owning 40% or more of combined voting power of the Company or its successor solely as a result of the voting power held in the Company prior to the consummation of the transaction.

For purposes of the Agreements, “Enterprise Value” generally means (1) in a Change in Control in which consideration is received by the Company, the total cash and non-cash consideration, including debt assumed, received by the Company, net of any fees and expenses in connection with the transaction and (2) in a Change in Control in which consideration is payable to the stockholders of the Company, the total cash and non-cash consideration, including debt assumed, payable to the Company’s stockholders net of any fees and expenses in connection with the transaction.  Enterprise Value also includes any cash or non-cash consideration payable to the Company or to the Company’s stockholders on a contingent, earnout or deferred basis.

Effective January 8, 2016, Gershell resigned from the Company, and as a result, the Gershell Agreement is no longer applicable.

Employment Agreement with Gregory Sullivan

On June 3, 2014, the Company entered into an employment agreement (the “Sullivan Agreement”) with Dr. Gregory Sullivan (“Sullivan”) to serve as our Chief Medical Officer.  The base salary for Sullivan under the Sullivan Agreement was $225,000 per annum.  The Sullivan Agreement had an initial term of one year and automatically renews for successive one year terms unless either party delivers written notice not to renew at least 60 days prior to the end of the current term.

Pursuant to the Sullivan Agreement, if the Company terminates Sullivan’s employment without Cause (as defined below) or Executive resigns for Good Reason (as defined below), Sullivan is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other benefits, if any, under any group retirement plan, nonqualified deferred compensation plan, equity award plan or agreement, health benefits plan or other group benefit plan to which Sullivan may be entitled to under the terms of such plans or agreements; (2) a lump sum cash payment in an amount equal to 12 months of his base salary as in effect immediately prior to the date of termination; (3) continuation of health benefits for Sullivan and his eligible dependents for a period of 12 months following the date of termination; and (4) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 12-month period following termination had Sullivan remained continuously employed by the Company during such period.

Pursuant to the Sullivan Agreement, if Sullivan’s employment is terminated as a result of death or permanent disability, Sullivan or his estate, as applicable, is entitled to his fully earned but unpaid base salary through the end of the month in which termination occurs at the rate then in effect.

For purposes of the Sullivan Agreement, “Cause” generally means (1) commission of an act of fraud, embezzlement or dishonesty or some other illegal act that has a demonstrable material adverse impact on the Company or any successor or affiliate of the Company, (2) conviction of, or entry into a plea of “guilty” or “no contest” to, a felony, (3) unauthorized use or disclosure of the Company’s confidential information or trade secrets or any successor or affiliate of the Company that has, or may reasonably be expected to have, a material adverse impact on any such entity, (4) gross negligence, failure to follow a material, lawful and reasonable request of the Company or material violation of any duty of loyalty to the Company or any successor or affiliate of the Company, or any other demonstrable material misconduct by Sullivan, (5) ongoing and repeated failure or refusal to perform or neglect of his duties as required by his employment agreement, which failure, refusal or neglect continues for 30 days following Sullivan’s receipt of written notice from the Company stating with specificity the nature of such failure, refusal or neglect, or (6) material breach of any Company policy or any material provision of the Sullivan Agreement.

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For purposes of the Sullivan Agreement, “Good Reason” generally means (1) a material diminution in Executive’s title, authority, duties or responsibilities, (2) a material diminution in the executive officer’s base compensation, unless such a reduction is imposed across-the-board to the Company’s senior management and such reduction is not greater than 15%, (3) a material change in the geographic location at which the executive officer must perform his duties, (4) any other action or inaction that constitutes a material breach by the Company or any successor or affiliate of the Company’s obligations to Sullivan under the Agreement, or (5) the Company elects not to renew the Agreement for another term.

Severance and Change in Control Agreements

Each of Dr. Lederman’s, Dr. Gershell’s Dr. Daugherty’s and Dr. Sullivan’s employment agreement provides for certain severance payments upon the applicable employee’s termination by us other than for cause or by the applicable employee for good reason, as such terms are defined in the respective employment agreement and described in detail above under “Employment Agreements”. Upon such a termination of employment, we will: (i) make a payment to the applicable employee in an amount equal to twelve months of such employee’s base salary (as in effect at the time of such employee’s termination from employment), (ii) continue providing health benefits for the applicable employee and his eligible dependents for twelve months following the date of termination; and (iii) accelerate the vesting of the applicable employee’s options so that such employee will be vested in the same number of shares of common stock subject to the options as if such employee had continued to be employed by us for an additional twelve months from the date of termination, with all vested options being exercisable for a period of twelve months from the date of termination.

Such payment and additional option vesting will be conditional upon the execution of a customary release of claims in favor of us and our affiliates, in a form prescribed by us. The payment in lieu of notice will be paid to the applicable employee in a single lump sum payment as soon as administratively practicable after the maximum review and revocation period for the release agreement as may be required under applicable law, if any, or such earlier date as determined in our sole discretion. If their employment had been terminated in accordance with the foregoing provisions on December 31, 2015, Dr. Lederman, Dr. Gershell, Dr. Daugherty and Dr. Sullivan would have been entitled to payments in the amount of $450,000, $350,000, $235,000 and $235,000, respectively, and the vesting of options to purchase 209,598 shares, 66,817 shares, 52,678 shares, and 33,879 shares of our common stock, respectively.

In the event of a change in control of Tonix, as defined in the employment agreements for Dr. Lederman, Dr. Gershell and Dr. Daugherty, in which the Enterprise Value equals or exceeds $50 million, Dr. Lederman, Dr. Gershell and Dr. Daugherty, at December 31, 2015, would have been entitled to receive a lump sum payment equal to 4.4%, 2.0% and 1.6% of the Enterprise Value, respectively.  These sale bonus provisions of the employment agreements will terminate upon the Company granting such executives long-term incentive compensation mutually agreed to by the Board and each of the executives.

Equity and Compensation Policies and Practices

Timing of Equity Awards. Annual award decisions for employees are typically made in February of each year. We believe annual awards at this time allow the Compensation Committee to consider a number of factors related to the stock option award decisions, including corporate performance for the prior fiscal year, employee performance for the prior fiscal year and expectations for the upcoming fiscal year. With respect to newly hired employees, our practice is typically to make stock option awards at the first regularly scheduled meeting of the Compensation Committee following the employee’s hire date. We do not plan or time our stock option awards in coordination with the release of material non-public information for the purpose of affecting the value of executive compensation.

Analysis of Risks Presented by our Compensation Policies and Programs. Our Compensation Committee has discussed the concept of risk as it relates to the forms and amounts of compensation at Tonix and does not believe that our compensation arrangements encourage excessive or inappropriate risk-taking.

Clawback Policy. We have not yet adopted a formal clawback policy for equity awards because we await the issuance of clarifying regulations by the SEC and the NASDAQ Stock Market regarding required elements of any such clawback policy. Once final rules are released regarding clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we intend to review our policies and plans and, if necessary, amend them to comply with the new mandates.

Tax and Accounting Considerations

The accounting and tax consequences to the Company of certain compensation elements are important considerations for the Compensation Committee when evaluating and recommending compensation packages for our executive officers. Generally, the Compensation Committee seeks to balance its objective to create an effective compensation program that attracts, retains and rewards executives in order to maximize the return to stockholders with the need for appropriate accounting and tax consequences of such compensation.

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The Compensation Committee is responsible for addressing the issues raised by Section 162(m) of the U.S. Internal Revenue Code (the “Code”), which makes certain “non-performance-based” compensation to certain executives of the Company in excess of $1,000,000 non-deductible to us. To qualify as “performance-based” under Section 162(m), compensation payments must be determined pursuant to a plan, by a committee of at least two “outside” directors (as defined in the regulations promulgated under the Code) and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders and the outside directors or the Compensation Committee, as applicable, must certify that the performance goals were achieved before payments can be awarded.

The Compensation Committee will continue to examine the effects of Section 162(m), to monitor the level of compensation paid to executive officers and take appropriate action in response to the provisions of Section 162(m), to the extent practicable while maintaining competitive compensation practices. The Compensation Committee, however, reserves the right to recommend and award compensation that is not deductible under Section 162(m).

In addition to considering the tax consequences, the Compensation Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than in Tonix’s Annual Report on Form 10-K, where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed with management the CD&A contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

The foregoing report has been furnished by the Compensation Committee.

Stuart Davidson, Committee Chair

Ernest Mario, PhD

Samuel Saks, MD

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Summary Compensation Table

The following table sets forth certain summary information for the year indicated with respect to the compensation earned by our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers as of December 31, 2015. We refer to these individuals as our “named executive officers” elsewhere in this proxy statement.

Name & Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Seth Lederman	2015	450,000	225,000		-	887,098	-	-	-		1,562,098
Chief Executive Officer	2014	371,875	170,000	(2)	-	2,273,980	-	-	37,723	(3)	2,853,578
	2013	-	277,500		-	528,525	-	-	265,625	(3)	1,071,650

Leland Gershell	2015	350,000	-		-	234,682	-	-	-		584,682
Chief Financial Officer	2014	315,845	97,500		-	851,852	-	-	-		1,265,197
	2013	185,415	128,750		-	411,075	-	-	-		725,240

Jessica Morris	2015	235,000	117,500		-	65,711	-	-	-		418,211
Chief Administrative
Officer

Bruce Daugherty	2015	235,000	62,275		-	168,971	-	-	-		466,246
Chief Scientific Officer	2014	217,747	44,000		-	727,334	-	-	-		989,081
	2013	150,662	87,500		-	234,900	-	-	-		473,062

Gregory Sullivan	2015	235,000	47,000		-	124,382	-	-	-		406,382
Chief Medical Officer

(1)	Represents the aggregate grant date fair value of options granted in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, “Stock Compensation.” For the relevant assumptions used in determining these amounts, refer to Note 8 to our audited financial statements.
(2)	$42,500 of the bonus was paid through the issuance of 7,143 stock options that were fully vested upon granting.
(3)	Represents $37,723 and $265,625 of consulting fees paid to Lederman & Co for the years ended December 31, 2014 and 2013, respectively. Effective February 11, 2014, Dr. Lederman switched from consultant status to an employee.

Grants of Plan-Based Awards in Fiscal 2015

The following table provides information with regard to each grant of plan-based award made to a named executive officer under any plan during the fiscal year ended December 31, 2015.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Seth Lederman	2/25/2015	189,000	$5.95	$887,098
	2/25/2015	7,143	$5.95	$31,629

Leland Gershell	2/25/2015	50,000	$5.95	$234,682

Jessica Morris	2/25/2015	14,000	$5.95	$65,711

Bruce Daugherty	2/25/2015	36,000	$5.95	$168,971

Gregory Sullivan	2/25/2015	26,500	$5.95	$124,382

(1)	Represents the aggregate grant date fair value of options granted in accordance with FASB ASC Topic 718.

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Outstanding Equity Awards at December 31, 2015

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2015.

Name	Number of Securities underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh)	Option Expiration Date

Seth Lederman	35,000	-		$30.00	5/9/2022
	63,750	3,750	(1)	$10.20	2/12/2023
	43,997	27,003	(2)	$15.88	2/11/2024
	50,001	49,999	(3)	$9.87	6/17/2024
	38,889	61,111	(4)	$6.68	10/29/2024
	-	189,000	(5)	$5.95	2/25/2025
	7,143	-		$5.95	2/25/2025

Leland Gershell	25,000	-		$30.00	5/9/2022
	49,598	2,902	(1)	$10.20	2/12/2023
	19,557	12,443	(2)	$15.88	2/11/2024
	14,998	15,002	(3)	$9.87	6/17/2024
	14,779	23,221	(4)	$6.68	10/29/2024
	-	50,000	(5)	$5.95	2/25/2025

Jessica Morris	3,670	2,330	(2)	$15.88	2/11/2024
	5,503	5,497	(3)	$9.87	6/17/2024
	4,279	6,721	(4)	$6.68	10/29/2024
	-	14,000	(5)	$5.95	2/25/2025

Bruce Daugherty	20,000	-		$30.00	5/9/2022
	28,348	1,652	(1)	$10.20	2/12/2023
	15,897	10,103	(2)	$15.88	2/11/2024
	12,497	12,503	(3)	$9.87	6/17/2024
	14,000	22,000	(4)	$6.68	10/29/2024
	-	36,000	(5)	$5.95	2/25/2025

Gregory Sullivan	13,249	13,251	(3)	$9.87	6/17/2024
	10,307	16,193	(4)	$6.68	10/29/2024
	-	26,500	(5)	$5.95	2/25/2025

(1)	The shares subject to this stock option vested as to 1/3 of the shares on February 12, 2014, with the remaining shares vesting on an equal monthly basis over the following 24 months.
(2)	The shares subject to this stock option vested as to 1/3 of the shares on February 11, 2015, with the remaining shares vesting on an equal monthly basis over the following 24 months.
(3)	The shares subject to this stock option vested as to 1/3 of the shares on June 17, 2015, with the remaining shares vesting on an equal monthly basis over the following 24 months.
(4)	The shares subject to this stock option vested as to 1/3 of the shares on October 29, 2015, with the remaining shares vesting on an equal monthly basis over the following 24 months.
(5)	The shares subject to this stock option vested as to 1/3 of the shares on February 25, 2016, with the remaining shares vesting on an equal monthly basis over the following 24 months.

Option Exercises and Stock Vested

No options were exercised by any of the named executive officers and no named executive officers held restricted stock units during the fiscal year ended December 31, 2015.

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Equity Compensation Plan Information

The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)(2) (C)
Equity compensation plans approved by security holders(1)	1,656,643	$10.64	919,358
Equity compensation plans not approved by security holders	—	$—	—
Total	1,656,643		919,358

(1)	Consists of the 2012 Plan, the 2014 Plan and the 2014 employee stock purchase plan (“ESPP”).
(2)	Consists of shares available for future issuance under the 2012 and 2014 Plans and our ESPP. As of December 31, 2015, 651,357 shares of common stock were available for issuance under the 2014 Plan and 268,001 shares of common stock were available for issuance under the ESPP.

Potential Payments Upon Termination or Change of Control for each Named Executive Officer

The table below reflects the amount of compensation to each of the named executive officers pursuant to each executive’s employment agreement in the event of termination of such executive’s employment without cause or in the event of a change of control, described in detail in “Employment Agreements and Arrangements,” in the CD&A. The amount of compensation payable to each named executive officer upon termination without cause and upon termination without cause or good reason following a change of control is shown below. The amounts shown assume that such termination was effective as of December 31, 2015, and thus are estimates of the amounts that would be paid out to the executives upon their termination. Ms. Morris did not have an employment agreement at December 31, 2015 and was not entitled to any compensation upon termination; therefore, she has been excluded from this table.

Executive benefits and payments upon termination(1):	Involuntary termination not for cause or by constructive termination not in connection with a change of control($)	Involuntary termination not for cause or by constructive termination following a change of control($)(2)
Seth Lederman
Base salary	450,000	1,350,000
Medical continuation
Value of accelerated stock options(3)	231,663	385,580

Leland Gershell
Base salary	350,000	525,000
Medical continuation
Value of accelerated stock options(3)	65,103	108,989

Bruce Daugherty
Base salary	235,000	352,500
Medical continuation
Value of accelerated stock options(3)	49,720	83,700

Gregory Sullivan
Base salary	235,000	235,000
Medical continuation
Value of accelerated stock options(3)	36,625	36,625

(1)	Termination and change of control benefits for each of our Named Executive Officers are set forth in their respective employment agreements. Please see “Compensation Discussion and Analysis—Benefits Upon Termination and Change in Control” for details.
(2)	If the change of control transaction has an enterprise value that equals or exceeds $50 million, Dr. Lederman and Dr. Gershell shall be entitled to a sale bonus equal to 4.4% and 1.6%, respectively, of the enterprise value. If the sale bonus is triggered, then the amount of base salary and medical continuation that Dr. Lederman and Dr. Daugherty are entitled to upon termination shall be 50% of the amounts listed.
(3)	Represents the aggregate value of the acceleration of vesting of the executive’s unvested stock options based on the spread between the closing price of our Common Stock on December 31, 2015 of $7.67 and the exercise price of the stock options. Accordingly, the aggregate intrinsic value represents only the value for those options in which the exercise price of the option is less than the market value of our stock on December 31, 2015.

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Director Compensation

2015 Grants

We made two separate grants to our independent Board members at our February 2015 Board meeting for the following reasons:

•	Each non-employee director was granted 5,000 stock options, except for John Rhodes, who received 7,500 stock options for his service as lead director. These options vested 1/3rd on the first anniversary of issuance, with the remaining shares vesting on an equal monthly basis over the following 24 months. These grants were consistent with past practices and were intended to be our annual stock option grants; and

•	Each non-employee director was granted 6,000 restricted stock units, which vested on the first anniversary of issuance. At the February 2015 Board meeting, the Board decided to eliminate the cash retainer that the Company paid to directors, electing to take restricted stock units, which helped the Company conserve its cash and to align the directors with the stockholders’ interests.

Directors Compensation Table

The following table sets forth summary information concerning the total compensation paid to our non-employee directors in 2015 for services to our Company.

Name	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Stuart Davidson	$37,440	$23,468	$60,908
Patrick Grace	$37,440	$23,468	$60,908
Donald Landry	$37,440	$23,468	$60,908
Ernest Mario	$37,440	$23,468	$60,908
Charles Mather IV	$37,440	$23,468	$60,908
John Rhodes(3)	$37,440	$35,202	$72,642
Samuel Saks	$37,440	$23,468	$60,908
Total:	$262,080	$176,010	$438,090

(1)	Represents the aggregate grant date fair value of options granted in accordance with FASB ASC Topic 718. For the relevant assumptions used in determining these amounts, refer to Note 8 to our audited financial statements included in our Annual Report on Form 10-K. All stock options granted to non-employee directors were granted under our 2014 Plan, and are ten-year options with an exercise price equal to the volume weighted average price of our common stock during the 30 calendar days prior to the date of grant. The stock options granted vest 1/3rd on the first anniversary of issuance, with the remaining shares vesting on an equal monthly basis over the following 24 months, subject to continued service on the Board. These amounts do not necessarily correspond to the actual value that may be recognized from the option award.
(2)	Represents the aggregate grant date fair value of restricted stock units granted in accordance with FASB ASC Topic 718. For the relevant assumptions used in determining these amounts, refer to Note 8 to our audited financial statements included in our Annual Report on Form 10-K. All restricted stock units granted to non-employee directors were granted under our 2014 Plan, and vest on the first anniversary of issuance, subject to continued service on the Board. These amounts do not necessarily correspond to the actual value that may be recognized from the restricted stock unit award.
(3)	Mr. Rhodes received additional stock options for serving as lead director.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 15, 2016:

•	by each person who is known by us to beneficially own more than 5% of our common stock;

•	by each of our officers and directors; and

•	by all of our officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Tonix Pharmaceuticals Holding Corp., 509 Madison Avenue, Suite 306, New York New York 10022.

NAME OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED (1)		PERCENTAGE OF COMMON STOCK (2)
Seth Lederman	Common Stock	856,241	(3)	4.43%
Bradley Saenger	Common Stock	21,327	(4)	*
Bruce Daugherty	Common Stock	237,954	(5)	1.25%
Gregory Sullivan	Common Stock	62,940	(6)	*
Stuart Davidson	Common Stock	130,798	(7)	*
Patrick Grace	Common Stock	46,178	(8)	*
Donald Landry	Common Stock	123,143	(9)	*
Ernest Mario	Common Stock	309,437	(10)	1.64%
Charles Mather IV	Common Stock	52,962	(11)	*
John Rhodes	Common Stock	150,584	(12)	*
Samuel Saks	Common Stock	84,899	(13)	*
Officers and Directors as a Group (11 persons)	Common Stock	2,025,339	(14)	10.20%

Kingdon Capital Management, L.L.C. (15)	Common Stock	1,467,858		7.77%
Deerfield Special Situations Fund, L.P. (16)	Common Stock	1,315,551		6.97%
Broadfin Capital, LLC (17)	Common Stock	1,243,748		6.59%

* Denotes less than 1%

(1) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 15, 2016 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based upon 18,879,264 shares of common stock issued and outstanding as of March 15, 2016.

(3) Includes 347,519 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days, 184,628 shares of common stock and 54,500 shares of common stock underlying warrants owned by Lederman & Co, 32,457 shares of common stock and 12,667 shares of common stock underlying warrants owned by L&L, 58,972 shares of common stock and 8,250 shares of common stock underlying warrants owned by Targent, 29,167 shares of common stock and 4,167 shares of common stock underlying warrants owned by Leder Labs and 29,167 shares of common stock and 4,167 shares of common stock underlying warrants owned by Starling. Seth Lederman, as the Managing Member of Lederman & Co and Targent, the Manager of L&L and the Chairman of Leder Labs and Starling, has investment and voting control over the shares held by these entities.

(4) Includes 17,288 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days.

(5) Includes 116,785 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days and 55,392 shares of common stock underlying warrants.

(6) Includes 39,755 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days.

(7) Includes 38,882 shares of common stock underlying options and restricted stock units which are currently exercisable or vested or become exercisable within 60 days, 74,536 shares of common stock and 10,834 shares of common stock underlying warrants owned by Lysander, LLC and 6,546 shares owned by Oystercatcher Trust. Stuart Davidson, as the Member of Lysander, LLC and Trustee of Oystercatcher Trust, has investment and voting control over the shares held by these entities.

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(8) Includes 39,632 shares of common stock underlying options and restricted stock units which are currently exercisable or vested or become exercisable within 60 days.

(9) Includes 32,132 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days and 32,457 shares of common stock and 12,667 shares of common stock underlying warrants owned by L&L. Donald Landry, as a Member of L&L, has investment and voting control over the shares held by this entity.

(10) Includes 32,132 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days and 10,833 shares of common stock underlying warrants.

(11) Includes 32,132 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days and 3,000 shares of common stock underlying warrants.

(12) Includes 36,623 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days and 26,765 shares of common stock underlying warrants.

(13) Includes 32,132 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days and 14,217 shares of common stock underlying warrants.

(14) Includes 765,012 shares of common stock underlying options and restricted stock units which are currently exercisable or vested or become exercisable within 60 days, 184,628 shares of common stock and 54,500 shares of common stock underlying warrants owned by Lederman & Co, 32,457 shares of common stock and 12,667 shares of common stock underlying warrants owned by L&L, 58,972 shares of common stock and 8,250 shares of common stock underlying warrants owned by Targent, 29,167 shares of common stock and 4,167 shares of common stock underlying warrants owned by Leder Labs, 29,167 shares of common stock and 4,167 shares of common stock underlying warrants owned by Starling, 74,536 shares of common stock and 10,834 shares of common stock underlying warrants owned by Lysander, LLC, 6,546 shares owned by Oystercatcher Trust and 123,222 shares of common stock underlying warrants owned directly by the executive officers and directors.

(15) Based upon a Schedule 13G/A filed with the SEC on February 16, 2016. The mailing address for this beneficial owner is 152 West 57th Street, 50th Floor, New York, NY 10019. Mark Kingdon is the managing member and has voting and investment power over the securities owned by it.

(16) Based upon a Schedule 13G/A filed with the SEC on February 16, 2016. The mailing address for this beneficial owner is 780 Third Avenue, 37th Floor, New York, New York 10017. Deerfield Mgmt, L.P. is the general partner of Deerfield Special Situations Fund, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield Special Situations Fund, L.P. Mr. James E. Flynn is the sole member of the general partner of Deerfield Mgmt, L.P. and Deerfield Management Company, L.P. Each of Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and Mr. Flynn may be deemed to beneficially own the securities held by Deerfield Special Situations Fund, L.P.

(17) Based upon a Schedule 13G/A filed with the SEC on February 12, 2016. The mailing address for this beneficial owner is 300 Park Avenue, 25th Floor, New York, New York 10022. Kevin Kotler is the managing member and has voting and investment power over the securities owned by it.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-party transactions.” For purposes of our policy only, a “related-party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related party” are participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related party is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-party transaction, our Chief Compliance Officer must present information regarding the proposed related-party transaction to our Nominating and Corporate Governance Committee for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related parties, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-party transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-party transactions, our Nominating and Corporate Governance Committee will take into account the relevant available facts and circumstances including, but not limited to:

•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the related party transaction was initiated by us or the related party;
•	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us from the related party transaction;
•	the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;
•	the related party’s interest in the related party transaction, and
•	any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

The Nominating and Corporate Governance Committee shall then make a recommendation to the Board, who will determine whether or not to approve of the related party transaction, and if so, upon what terms and conditions. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Other than as disclosed below, during the last two fiscal years, there have been no related party transactions.

We previously entered into an agreement with Lederman & Co, a company under the control of Dr. Seth Lederman, our Chief Executive Officer and Chairman of the Board. Effective October 15, 2013, Lederman & Co received $0.3 million per annum for its consulting services. On February 11, 2014, the agreement with Lederman & Co was terminated, and we simultaneously entered into an employment agreement with Dr. Lederman.

On July 31 and August 1, 2013, we sold three promissory notes in the aggregate principal face amount of $0.3 million to two related parties in exchange for $0.3 million. The notes were payable on demand at any time after one year from issuance and bear no interest, and were included in current liabilities on the consolidated balance sheet at December 31, 2013. On July 31, 2014 and August 1, 2014, we repaid $0.2 million and $0.1 million, respectively.

On March 18, 2014, Tonix Barbados entered into the Starling Agreement with Starling and the Leder Agreement with Leder. Seth Lederman, the Company’s Chairman and Chief Executive Officer, is the Chairman, CEO and majority owner (through majority-owned entities) of Starling and Leder. Pursuant to the Starling Agreement, Tonix Barbados acquired from Starling rights to a United States patent application for radio- and chemo-protective agents and related intellectual property rights, in exchange for $0.1 million and 25,000 shares of our common stock. Pursuant to the Leder Agreement, Tonix Barbados acquired from Leder rights to a United States patent application for novel smallpox vaccines and related intellectual property rights, in exchange for $0.1 million and 25,000 shares of our common stock.

On February 3, 2015, we entered into an underwriting agreement for an offering of common stock with a group of underwriters, including Janney Montgomery Scott LLC. Charles Mather, one of our directors, was a Managing Director of Janney until February 2015.

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PROPOSALS OF SHAREHOLDERS FOR THE 2017 ANNUAL MEETING

If you want to submit a proposal for inclusion in our proxy statement for the 2017 Annual Meeting of shareholders, you may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).   To be eligible for inclusion, shareholder proposals (other than nominees for directors) must be received at the Company’s principal executive office, at the following address: 509 Madison Avenue, Suite 306, New York, New York 10022, Attention: Secretary, no later than December 2, 2016 (120 days before the anniversary of this year’s mailing date).

Under Rule 14a-4 promulgated under the Exchange Act, if a proponent of a proposal that is not intended to be included in the proxy statement fails to notify us of such proposal at least 45 days prior to the anniversary of the mailing date of the preceding year’s proxy statement, then we will be allowed to use our discretionary voting authority under proxies solicited by us when the proposal is raised at such Annual Meeting of shareholders, without any discussion of the matter in the proxy statement.

In addition, our Amended and Restated Bylaws contain an advance notice provision that requires that all business proposed by a shareholder that will be conducted or considered at a meeting must meet notice requirements. For business to be properly submitted by a shareholder for a vote at an Annual Meeting, the shareholder must (i) be a shareholder of record as of the record date for the meeting, (ii) be entitled to vote at the meeting, and (iii) have given timely notice in writing of the proposal to be submitted by the shareholder for a vote. The shareholder’s notice must be delivered to the Secretary at the Company’s principal executive office. To be timely, a shareholder’s notice must be received by the Secretary at least 60 calendar days before the date corresponding to the date for the annual meeting in the preceding year, and no more than 90 calendar days before that date; provided, however, if the date of the annual meeting is changed by more than 30 calendar days from the date corresponding to the date of the preceding year’s Annual Meeting, or if we did not hold an annual meeting in the preceding year, then the shareholder’s notice will be considered timely if it is received by the Secretary at least (a) 60 calendar days before the date for the annual meeting to be held or 10 calendar days following the date on which public announcement of the date for the annual meeting is first made by the Company, and (b) no more than 90 calendar days before the date for the Annual Meeting.

A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) such information regarding each director nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the U. S. Securities and Exchange Commission, or the SEC, had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board; (iv) if applicable, the consent of each nominee to be named in the proxy statement and to serve as director of the Company if so elected; (v) the class and number of shares of the Company that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (vi) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

OTHER BUSINESS

The Board knows of no business to be brought before the Annual Meeting other than as set forth above. If other matters properly come before the shareholders at the meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their judgment.

By Order of the Board of Directors,

/s/ SETH LEDERMAN
Seth Lederman
Chief Executive Officer and Chairman of the Board of Directors

New York, New York

March 25, 2016

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Annex A

TONIX PHARMACEUTICALS HOLDING CORP.

2016 STOCK INCENTIVE PLAN

(effective May 11, 2016, subject to stockholder approval)

1            General

1.1             Purpose. The purposes of the Tonix Pharmaceuticals Holding Corp. 2016 Stock Incentive Plan (the “Plan”) is to promote the interests of Tonix Pharmaceuticals Holding Corp. (the “Company”) and the stockholders of the Company by providing (i) executive officers and other employees of the Company and its Subsidiaries (as defined below), (ii) certain advisors who perform services for the Company and its Subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with appropriate incentives and rewards to encourage them to enter into and continue in the employ and service of the Company and to acquire a proprietary interest in the long-term success of the Company, as well as to reward the performance of these individuals in fulfilling their personal responsibilities for long-range and annual achievements.

1.2            Effective Date and Term. The Plan will become effective upon the date it is approved by the stockholders of the Company (the “Effective Date”). Unless terminated earlier by the Committee, the Plan will expire on the tenth (10th) anniversary of the Effective Date.

1.3            Definitions. Capitalized terms in the Plan, unless defined elsewhere in the Plan, shall be defined as set forth below:

162(m) Term. The term “162(m) Term” means the period starting on the date when the Company’s stockholders first approve this Plan and ending on the date of the first meeting of the Company’s stockholders that occurs in the fifth year following the year in which the Company’s stockholders first approve this Plan.

1934 Act. The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

Affiliated Company. The term “Affiliated Company” means any company, partnership, association, organization or other entity controlled by, controlling or under common control with the Company.

Award. The term “Award” means any award or benefit granted under the Plan, including, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Cash-Based Awards.

Award Agreement. The term “Award Agreement” means a written or electronic Award grant agreement under the Plan.

Cash-Based Award. The term “Cash-Based Award” means a right or other interest granted to an Eligible Grantee under Section 4.2(vi) of the Plan that may be denominated or payable in cash, other than an Award pursuant to which the amount of cash is determined by reference to the value of a specific number of shares of Stock.

Change of Control. The term “Change of Control” shall be deemed to occur if and when:

(i)	any person, including a “person” as such term is used in Section 14(d)(2) of the 1934 Act (a “Person”), is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii)	individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

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(iii)	all or substantially all of the assets of the Company are sold, transferred or distributed, or the Company is dissolved or liquidated; or

(iv)	a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”) is consummated, in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or other corporation resulting from such Transaction in substantially the same respective proportions as such stockholders’ ownership of the voting power of the Company immediately before such Transaction.

Notwithstanding the foregoing or any other provision of this Plan, the term Change of Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. For the avoidance of doubt, solely with respect to any Award that constitutes "deferred compensation" subject to Section 409A of the Code and that is payable on account of a Change of Control (including any installments or stream of payments that are accelerated on account of a Change of Control), a Change of Control shall occur only if such event also constitutes a "change in the ownership", "change in effective control", and/or a "change in the ownership of a substantial portion of assets" of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change of Control for purposes of determining whether a Grantee's rights to such Award become vested or otherwise unconditional upon the Change in Control.

Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

Committee. The term “Committee” means the committee of the Board described in Section 2 hereof and any sub-committee established by such Committee pursuant to Section 2.4.

Covered Employee. The term “Covered Employee” means an Employee who is, or who is anticipated to become, between the time of grant and payment of the Award, a “covered employee,” as such term is defined in Section 162(m)(3) of the Code (or any successor section thereof).

Disability. The term “Disability” means “Disability” as defined in any Award Agreement to which the Grantee is a party.

Eligible Grantee. The term “Eligible Grantee” shall mean any Employee, Non-Employee Director or Key Advisor, as determined by the Committee in its sole discretion.

Employee. The term “Employee” means an active employee of the Company or a Subsidiary, but excluding any person who is classified by the Company or a Subsidiary as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court, or any employee who is not actively employed, as determined by the Committee. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock as of any date, the “Fair Market Value” as of that date shall be, unless otherwise determined by the Committee, the closing sale price during regular trading hours of the Stock on the date on the principal securities market in which shares of Stock is then traded; or, if there were no trades on that date, the closing sale price during regular trading hours of the Stock on the first trading day prior to that date. If the Stock is not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of such amount shall be made by the Committee in such manner as it deems appropriate.

Grantee. The term “Grantee” means an Employee, Non-Employee Director or Key Advisor of the Company or a Subsidiary who has been granted an Award under the Plan.

ISO. The term “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

Key Advisor. The term “Key Advisor” means a consultant or other key advisor who performs services for the Company or a Subsidiary.

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Non-Employee Director. The term “Non-Employee Director” means a member of the Board who is not an Employee.

NQSO. The term “NQSO” means any Option that is not designated as an ISO, or which is designated by the Committee as an ISO but which subsequently fails or ceases to qualify as an ISO.

Option. The term “Option” means a right, granted to an Eligible Grantee under Section 4.2(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

Other Stock-Based Award. The term “Other Stock-Based Award” means a right or other interest granted to an Eligible Grantee under Section 4.2(v) of the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to an Eligible Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

Performance Goals. The term “Performance Goals” means performance goals based on the attainment on an absolute or relative basis by the Company or any Subsidiary of the Company or any Affiliated Company (or any division or business unit of any such entity), or any two or more of the foregoing, of performance goals pre-established by the Committee in its sole discretion, based on one or more of the following criteria (if applicable, any performance criteria that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP): (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, earnings, income before taxes and extraordinary items, net income, operating income, earnings before or after deduction for all or any portion of income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in, or specified increases in, the fair market value of the shares of the Company’s common stock; (x) the growth in the value of an investment in the Company’s common stock; (xi) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs; (xii) gross or net sales, revenue and growth of sales revenue (either before or after cost of goods, selling and general administrative expenses, research and development expenses and any other expenses or interest); (xiii) total stockholder return; (xiv) return on assets or net assets; (xv) return on sales; (xvi) operating profit or net operating profit; (xvii) operating margin; (xviii) gross or net profit margin; (xix) cost reductions or savings; (xx) productivity; (xxi) operating efficiency; (xxii) working capital; (xxiii) market share; (xxiv) customer satisfaction; (xxv) workforce diversity; (xxvi) results of clinical trials; (xxvii) acceptance of a new drug application by a regulatory body; (xxviii) regulatory body approval for commercialization of a product; (xxix) launch of a new drug; (xxx) completion of out-licensing, in-licensing or disposition of product candidates or other acquisition or disposition projects; and (xxxi) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Any of the above Performance Goals may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. Subject to the limitations in Section 4.2, the Committee in its sole discretion may designate additional business criteria on which the Performance Goals may be based or adjust, or modify or amend the aforementioned business criteria. The relative weights of the criteria that comprise the Performance Goals shall be determined by the Committee in its sole discretion. In establishing the Performance Goals for a performance period, the Committee may establish different Performance Goals for individual Grantees or groups of Grantees. Subject to the limitations in Section 4.2(ix)(d), the Committee in its sole discretion shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary of the Company or any Affiliated Company or the financial statements of the Company or any Subsidiary of the Company or any Affiliated Company, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles or practices, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, as applicable. Performance Goals may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned.

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Prior Plans. The term “Prior Plans” means the Company’s 2012 Amended and Restated Incentive Stock Option Plan and 2014 Stock Incentive Plan.

Restricted Stock. The term “Restricted Stock” means an Award of shares of Stock to an Eligible Grantee under Section 4.2(iii) that may be subject to certain restrictions and to a risk of forfeiture. Stock issued upon the exercise of Options or SARs is not “Restricted Stock” for purposes of the plan, even if subject to post-issuance transfer restrictions or forfeiture conditions. When Restricted Stock vests, it ceases to be “Restricted Stock” for purposes of the Plan.

Restricted Stock Unit. The term “Restricted Stock Unit” means a right granted to an Eligible Grantee under Section 4.2(iv) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

Retirement. The term “Retirement” means any termination of employment or service as an Employee, Non-Employee Director or Key Advisor as a result of retirement in good standing under the rules of the Company or a Subsidiary, as applicable, then in effect.

Rule 16b-3. The term “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the 1934 Act, including any successor to such Rule.

Stock. The term “Stock” means shares of the common stock, par value $0.001 per share, of the Company.

Stock Appreciation Right or SAR. The term “Stock Appreciation Right” or “SAR” means the right, granted to an Eligible Grantee under Section 4.2(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

Subsidiary. The term “Subsidiary” means any present or future subsidiary corporation of the Company within the meaning of Section 424(f) of the Code, and any present or future business venture designated by the Committee in which the Company has a significant interest, including, without limitation, any subsidiary corporation in which the Company has at least a 50% ownership interest, as determined in the discretion of the Committee.

Substitute Award. The term “Substitute Award” means an Award granted or Stock issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Subsidiary of the Company or with which the Company or a Subsidiary combines.

2             Administration

2.1            Committee. The authority to manage the operation of and administer the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 2. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are non-employee directors within the meaning of Rule 16b-3 and are outside directors within the meaning of Code Section 162(m). Unless otherwise determined by the Board, the Company’s Compensation Committee shall be designated as the “Committee” hereunder.

2.2          Powers of the Committee. The Committee’s administration of the Plan shall be subject to the following:

(i)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Grantees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, and to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards;

(ii)	The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan;

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(iii)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons; and

(iv)	In managing the operation of and administering the Plan, the Committee shall take action in a manner that conforms to the articles of incorporation and by-laws of the Company, and applicable state corporate law.

2.3          Prohibition Against Repricing. Other than pursuant to Section 3.3, the Committee shall not, without the approval of the Company’s stockholders, (a) lower the option price per share of an Option or SAR after it is granted, (b) cancel an Option or SAR when the exercise price per Share exceeds the Fair Market Value of one share in exchange for cash or another Award (other than in connection with a Change in Control), or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Company’s shares are then listed.

2.4          Delegation of Authority. To the extent not inconsistent with applicable law, the rules of the NASDAQ Stock Market or other provisions of the Plan, the Committee may, at any time, allocate all or any portion of its responsibilities and powers to any one or more of its members or, with respect to Awards made to Employees other than executive officers, the Chief Executive Officer, including without limitation, the power to designate Grantees hereunder and determine the amount, timing and terms of Awards hereunder. Any such allocation or delegation may be revoked by the Committee at any time.

2.5          Indemnification. Each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken in good faith or failure to act in good faith under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification or elimination of liability to which such persons may be entitled under the Company’s articles of incorporation or by-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

2.6          Minimum Vesting Requirement for Full-Value Awards. Notwithstanding anything to the contrary, Grantees of full-value Awards (i.e., Awards other than Options and SARs), will be required to continue to provide services to the Company (or an Affiliated Company) for not less than one-year following the date of grant in order for any such full-value Awards to fully or partially vest (other than in case of death, Disability or a Change of Control). Notwithstanding the foregoing, up to five percent (5%) of the available shares of Stock authorized for issuance under the Plan pursuant to Section 3.1 may provide for vesting of full-value Awards, partially or in full, in less than one-year.

3            Available Shares of Stock Under the Plan

3.1          Shares Available for Awards. Subject to the adjustments described in Section 3 herein, the maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 2,785,000, less one (1) share for every one (1) share that was subject to an option or stock appreciation right granted after December 31, 2015 under any Prior Plan and 1.25 shares for every one (1) share that was subject to an award other than an option or stock appreciation right granted after December 31, 2015 under any Prior Plan. Any shares of Stock that are subject to Options or SARs shall be counted against this limit as one (1) share for every one (1) share granted, and any shares of Stock that are subject to Awards other than Options or SARs shall be counted against this limit as 1.25 shares for every one (1) share granted. After the Effective Date of the Plan (as provided in Section 1.2), no awards may be granted under any Prior Plan.

3.2          Forfeited, Cancelled and Expired Awards. Awards granted under the Plan, and awards outstanding after December 31, 2015 under any Prior Plan, that are forfeited, expire or are canceled or settled without issuance of Stock shall not count against the maximum number of shares that may be issued under the Plan as set forth in Section 3.1 and shall be available for future Awards under the Plan. Any Stock that again becomes available for Awards under the Plan pursuant to this Section 3.2 shall be added as (i) one (1) share for every one (1) share subject to Options or SARs granted under the Plan or options or stock appreciation rights granted under any Prior Plan, and (ii) as 1.25 shares for every one (1) share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under any Prior Plan.

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3.3          Prohibition on Share Recycling. Notwithstanding anything to the contrary, any and all Stock that is (i) withheld or tendered in payment of an Option (or in payment of an option under any Prior Plan) exercise price; (ii) withheld by the Company or tendered by the Grantee to satisfy any tax withholding obligation with respect to any Award (or any award under any Prior Plan); (iii) covered by a SAR (or a stock appreciation right under any Prior Plan) (in each case, to the extent that it is settled in Stock, without regard to the number of shares of Stock that are actually issued to the Grantee upon exercise); (iv) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or options under any Prior Plan), shall not be added to the maximum number of shares of Stock that may be issued under the Plan as set forth in Section 3.1.

3.4          Adjustments. In the event of any change in the Company’s capital structure, including but not limited to a change in the number of shares of Stock outstanding, on account of (i) any stock dividend, stock split, reverse stock split or any similar equity restructuring, or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, or divesture or any other similar event affecting the Company’s capital structure, to reflect such change in the Company’s capital structure, the Committee shall make appropriate equitable adjustments to (a) the maximum number of shares of Stock that may be issued under the Plan as set forth in Section 3.1, (b) the number of shares of Stock issuable upon outstanding Awards, and (c) any individual Award limitations or restrictions, as applicable. In the event of any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any transaction or event described above, to the extent necessary to prevent the enlargement or diminution of the rights of Grantees, the Committee shall make appropriate equitable adjustments to the number or kind of shares subject to an outstanding Award, the exercise price applicable to an outstanding Award, and/or a Performance Goals. Any adjustments under this Section 3.3 shall be consistent with Section 409A or Section 424 of the Code, to the extent applicable, and made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 or qualification under Section 162(m) of the Code, to the extent each may be applicable. The Company shall give each Grantee notice of an adjustment to an Award hereunder and, upon notice, such adjustment shall be final, binding and conclusive for all purposes. Notwithstanding the foregoing, the Committee shall decline to adjust any Award made to a Grantee if such adjustment would violate applicable law.

3.5          Fractional Shares. The Company shall not be obligated to issue any fractional shares of Stock in settlement of Awards granted under the Plan. Except as otherwise provided in an Award Agreement or determined by the Committee, (i) the total number of shares issuable pursuant to the exercise, vesting or earning of an Award shall be rounded down to the nearest whole share, and (ii) no fractional shares shall be issued.  The Committee may, in its discretion, determine that a fractional share shall be settled in cash.

3.6          Substitute Awards; Plans of Acquired Companies. Substitute Awards shall not count against the maximum number of shares that may be issued under the Plan as set forth in Section 3.1. In addition, shares of Stock issued in connection with awards that are assumed, converted or substituted as a result of the acquisition of another company by the Company or any Subsidiary of the Company (including by way of merger, combination or similar transaction) will not count against the number of shares of Stock that may be issued under the Plan. Available shares under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the maximum number of shares available for grant under the Plan, subject to applicable stock exchange requirements.

4            Awards

4.1          General. The term of each Award shall be for such period as may be determined by the Committee, subject to the limitations set forth below. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Subsidiary of the Company upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant, such additional terms and conditions not inconsistent with the provisions of the Plan, including, but not limited to forfeiture and clawback provisions, as the Committee shall determine; provided, however, that any such terms and conditions shall not be inconsistent with Section 409A of the Code.

4.2          Types of Awards. The Committee is authorized to grant the Awards described in this Section 4.2, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon Performance Goals. Each Award shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine.

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(i)	Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

a.	Type of Award. The Award Agreement evidencing an Option shall designate the Option as either an ISO or an NQSO, as determined in the discretion of the Committee. At the time of the grant of Options, the Committee may place restrictions on the exercisability or vesting of Options that shall lapse, in whole or in part, upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year.

b.	Exercise Price. The exercise price of each Option granted under this Section 4.2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Award. Notwithstanding the foregoing, the exercise price of any Substitute Awards may be issued at any such price as the Committee determines necessary in order to preserve for such newly Eligible Grantee the economic value of all or a portion of such acquired entity award. No dividends or dividend equivalents will be paid on shares of Stock subject to an Option.

c.	Exercise. Upon satisfaction of the applicable conditions relating to vesting and exercisability, as determined by the Committee and set forth in the Award Agreement, and upon provision for the payment in full of the exercise price and applicable taxes due, the Grantee shall be entitled to exercise the Option and receive the number of shares of Stock issuable in connection with the Option exercise provided, however, that no Option may be exercised more than ten years after its grant date. Except as set forth in Section 4.3, no NQSO granted hereunder may be exercised after the earlier of (A) the expiration of the NQSO or (B) unless otherwise provided by the Committee in an Award Agreement, ninety days after the severance of an NQSO holder’s employment or service with the Company or any Subsidiary The shares issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. An Option may be exercised by any method as may be permitted by the Committee from time to time, including but not limited to any “net exercise” or other “cashless” exercise method.

d.	Restrictions Relating to ISOs. In addition to being subject to the terms and conditions of this Section 4.2(i), ISOs shall comply with all other requirements under Section 422 of the Code. Accordingly, ISOs may be granted only to Eligible Grantees who are employees (as described in Treasury Regulation Section 1.421-7(h)) of the Company or of any "Parent Corporation" (as defined in Code Section 424(e)) or of any "Subsidiary Corporation" (as defined in Code Section 424(f)) on the date of grant. The aggregate Fair Market Value (determined as of the time the ISO is granted) of the Stock with respect to which ISOs (under all option plans of the Company and of any Parent Corporation and of any Subsidiary Corporation) are exercisable for the first time by an Eligible Grantee during any calendar year shall not exceed $100,000. ISOs shall not be transferable by the Eligible Grantee otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Eligible Grantee's lifetime, only by such Eligible Grantee. The Committee shall not grant ISOs to any Employee who, at the time the ISO is granted, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting stock of the Company or of any Parent Corporation or of any Subsidiary Corporation, unless the exercise price of the ISO is fixed at not less than one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant and the exercise of such ISO is prohibited by its terms after the fifth (5th) anniversary of the ISO's date of grant. In addition, no ISO shall be issued to an Eligible Grantee in tandem with a NQSO issued to such Eligible Grantee in accordance with Treasury Regulation Section 14a.422A-1, Q/A-39.

(ii)	SARs. The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

a.	In General. SARs may be granted independently or in tandem with an Option at the time of grant of the related Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of an SAR may be made in cash, Stock, or a combination of the foregoing, as specified in the Award Agreement or determined in the sole discretion of the Committee. At the time of the grant of SARs, the Committee may place restrictions on the exercisability or vesting of SARs that shall lapse, in whole or in part, upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year.
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b.	Term and Exercisability of SARs. SARs shall be exercisable over the exercise period at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, however, that no SAR may be exercised more than ten years after its grant date. Except as set forth in Section 4.3, no SAR granted hereunder may be exercised after the earlier of (A) the expiration of the SAR or (B) unless otherwise provided by the Committee in an Award Agreement, ninety days after the severance of an SAR holder’s employment or service with the Company or any Subsidiary.

c.	Payment. An SAR shall confer on the Grantee a right to receive an amount with respect to each share of Stock subject thereto, upon exercise thereof, equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine but in no event shall be less than the Fair Market Value of a share of Stock on the date of grant of such SAR). An SAR may be exercised by giving written notice of such exercise to the Committee or its designated agent. No dividends or dividend equivalents will be paid on shares of Stock subject to an SAR.

(iii)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

a.	Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

b.	Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may retain physical possession of the certificate.

c.	Dividends. Except to the extent restricted under the applicable Award Agreement, cash dividends paid on Restricted Stock shall be paid at the dividend payment date subject to no restriction. Unless otherwise determined by the Committee, Stock distributed in connection with a stock split or stock dividend shall be subject to the transfer restrictions, forfeiture risks and vesting conditions to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed. Notwithstanding the foregoing, the Committee may not provide for the current payment of dividends for Restricted Stock subject to Performance Goals; for such Awards, dividends may accrue but shall not be payable unless and until the Award vests upon satisfaction of the applicable Performance Goals and all other applicable conditions to vesting.

(iv)	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

a.	Conditions to Vesting. At the time of the grant of Restricted Stock Units, the Committee may place restrictions on Restricted Stock Units that shall lapse, in whole or in part, upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year.

b.	Benefit Upon Vesting. Unless otherwise provided in an Award Agreement, upon the vesting of a Restricted Stock Unit, there shall be delivered to the Grantee, within 30 days of the date on which such Award (or any portion thereof) vests, the number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.
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c.	Dividend Equivalents. To the extent provided in an Award Agreement, subject to the requirements of Section 409A of the Code, an Award of Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Grantee, and may be settled in cash or Stock, as determined by the Committee. Any such settlements and any such crediting of dividend equivalents may, at the time of grant of the Restricted Stock Unit, be made subject to the transfer restrictions, forfeiture risks, vesting and conditions of the Restricted Stock Units and subject to such other conditions, restrictions and contingencies as the Committee shall establish at the time of grant of the Restricted Stock Unit, including the reinvestment of such credited amounts in Stock equivalents, provided that all such conditions, restrictions and contingencies shall comply with the requirements of Section 409A of the Code. Notwithstanding the foregoing in this Section 4.2(iv)(c), dividend equivalents may accrue on unearned Restricted Stock Units subject to Performance Goals but shall not be payable unless and until the applicable Performance Goals are met and certified.

(v)	Other Stock-Based Awards. The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. At the time of the grant of Other Stock-Based Awards, the Committee may place restrictions on the payout or vesting of Other Stock-Based Awards that shall lapse, in whole or in part, upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year. The Committee shall determine the terms and conditions of such Awards at the date of grant. Other Stock-Based Awards may not be granted with the right to receive dividend equivalent payments.

(vi)	Cash-Based Awards. The Committee is authorized to grant Awards to Grantees in the form of Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. At the time of the grant of Cash-Based Awards, the Committee may place restrictions on the payout or vesting of Cash-Based Awards that shall lapse, in whole or in part, upon the attainment of Performance Goals. The Committee shall determine the terms and conditions of such Awards at the date of grant.

(vii)	Settlement of Options and SARs. Shares of Stock delivered pursuant to the exercise of an Option or SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee and set forth in the Award Agreement. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

(viii)	Vesting; Additional Terms. Subject to Section 2.6 and except as provided in Section 4.3, other than Options, SARs, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards conditioned upon the attainment of Performance Goals that relate to performance periods of at least one fiscal year, Options, SARs, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards granted hereunder shall vest as determined by the Committee and set forth in the Award Agreement. The term of any Award granted under the Plan will not exceed ten years from the date of grant.

(ix)	Qualified Performance-Based Compensation.

a.	The Committee may determine that Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or Cash-Based Awards granted to a Covered Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 4.2(ix) shall apply. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Committee’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than qualifying Options and qualifying SARs) shall terminate upon the first meeting of the Company’s stockholders that occurs in the fifth year following the year in which the Company’s stockholders first approve this Plan.

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b.	When Awards are made under this Section 4.2(ix), the Committee shall establish in writing (i) the objective Performance Goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the Performance Goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of Section 162(m) of the Code for “qualified performance-based compensation.” The Performance Goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the Performance Goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Awards identified by the Committee as “qualified performance-based compensation.”

c.	Performance Goals must be pre-established by the Committee. A Performance Goal is considered pre-established if it is established in writing not later than 90 days after the commencement of the period of service to which the Performance Goal relates, provided that the outcome is substantially uncertain at the time the Committee actually established the goal. However, in no event will a Performance Goal be considered pre-established if it is established after 25% of the period of service (as scheduled in good faith at the time the goal is established) has elapsed.

d.	The Committee in its sole discretion shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary of the Company or any Affiliated Company or the financial statements of the Company or any Subsidiary of the Company or any Affiliated Company, for the following items: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reported results; (4) any reorganization and restructuring programs, including discontinued operations; (5) acquisitions or divestitures; (6) unusual nonrecurring or extraordinary items identified in the Company’s audited financial statements, including footnotes; (7) any reorganization or change in the corporate or capital structures of the Company; (8) foreign exchange gains and losses; (9) business interruption events; (10) annual incentive payments or other bonuses; or (11) capital charges, provided such adjustment occurs in writing not later than 90 days after the commencement of the period of service to which the Performance Goal relates (and in no event later than the date that 25% of the period of service has elapsed). In addition, the Committee may specify that certain equitable adjustments to the Performance Goals will be made during the applicable Performance Period, provided such specification occurs in writing not later than 90 days after the commencement of the period of service to which the Performance Goal relates (and in no event later than the date that 25% of the period of service has elapsed).

e.	The Committee shall certify the performance results for the performance period specified in the Award Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the Performance Goals and the satisfaction of all other terms of the Award Agreement. Subject to adjustment as provided in Section 3.4, the following limits will apply to Awards of the specified type granted to any one Grantee in any single fiscal year:

i.	Appreciation Awards – Options and SARs: 750,000 shares;

ii.	Full Value Awards – Awards (other than Options and SARs) that are denominated in Shares: 500,000 shares; and

iii.	Cash Awards – Awards that are denominated in cash: $5,000,000.

In applying the foregoing limits, (a) all Awards of the specified type granted to the same Grantee in the same fiscal year will be aggregated and made subject to one limit; (b) the limits applicable to Options and SARs refer to the number of shares of Stock subject to those Awards; (c) the share limit under clause (y) refers to the maximum number of shares of Stock that may be delivered under an Award or Awards of the type specified in clause (y) assuming a maximum payout; (d) the dollar limit under clause (z) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (z) assuming a maximum payout, (e) the respective limits for Awards of the type specified in clause (y) and clause (z) are only applicable to Awards that are intended to comply with the performance-based exception under Code Section 162(m), and (f) each of the specified limits in clauses (x), (y) and (z) is multiplied by two (2) for Awards granted to a Grantee in the year employment commences.

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f.	The Committee may provide in the Award Agreement that Awards under this Section 4.2(ix) shall be payable, in whole or in part, in the event of the Grantee’s death or Disability, or under other circumstances consistent with the Treasury regulations and rulings under Section 162(m) of the Code.

(x)	Automatic Extended Exercisability in Certain Cases. Notwithstanding the foregoing provisions of this Section, if the date an Award would otherwise terminate is a date that the Grantee is prohibited from exercising the Award under the Company’s insider trading policy or such other conditions under applicable securities laws as the Committee shall specify, the term of the Award shall be extended to the second business day after the Grantee is no longer so prohibited from exercising the Award, but in no event shall the Award be extended beyond the original stated term of the Award.

4.3          Change of Control of the Company.

(i)	The Committee may, at the time an Award is made or at any time prior to, coincident with or after the time of a Change of Control:

a.	provide for the adjustment of any Performance Goals as the Committee deems necessary or appropriate to reflect the Change of Control;

b.	provide for the cancellation of any Awards then outstanding if the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company) in the Change of Control replaces the Awards with new rights of substantially equivalent value, as determined by the Committee. For an Award to be validly assumed by a successor for purpose of this Section 4.3(b), it must (x) provide such Grantee with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedules; (y) have substantially equivalent value to such Award (determined at the time of the Change in Control); and (z) be based on stock that is traded on an established U.S. securities market or an established securities market outside the United Stated upon which the Grantees could readily trade the stock without administrative burdens or complexities. In the event of any ambiguity or discrepancy, the determination of the Committee shall be final and binding;

c.	provide that upon an involuntary termination of a Grantee’s employment as a result of a Change of Control, any time periods shall accelerate, and any other conditions relating to the vesting, exercise, payment or distribution of an Award shall be waived; or

d.	provide that Awards shall be purchased for an amount of cash equal to the amount that could have been obtained for the shares covered by a Restricted Stock Award if it had been vested and or by an Option or SAR if it had been exercised at the time of the Change of Control, provided however that Awards outstanding as of the date of the Change in Control may be cancelled and terminated without payment if the consideration payable with respect to one share of Stock in connection with the Change in Control is less than the exercise price or grant price applicable to such Award, as applicable.

(ii)	Notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the vesting, payment, purchase or distribution of an Award may not be accelerated by reason of a Change of Control for any Grantee unless the Grantee’s employment is involuntarily terminated as a result of the Change of Control as provided in the Award Agreement or in any other written agreement, including an employment agreement, between us and the Grantee.

4.4          Limitation on Award Grants to Non-Employee Directors. The maximum number of shares of Stock subject to Awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $350,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided, that the Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances as the Board may determine in its sole discretion, so long as (x) the aggregate limit does not exceed $500,000 in total value during a fiscal year and (y) the non-employee director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

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5            Operation

5.1           Duration. Grants may be made under the Plan through May 11, 2026. In the event of Plan termination while Awards remain outstanding, the Plan shall remain in effect as long as any Awards under it are outstanding, although no further grants may be made following Plan termination.

5.2           Uncertificated Stock. Nothing contained in the Plan shall prohibit the issuance of Stock on an uncertificated basis, to the extent allowed by the Company’s Articles of Incorporation and Bylaws, by applicable law and by the applicable rules of any stock exchange.

5.3           Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Grantee, through the surrender of shares of Stock which the Grantee already owns, through withholding from other compensation payable to the Grantee or through the surrender of unrestricted shares of Stock to which the Grantee is otherwise entitled under the Plan, but only to the extent of the minimum amount required to be withheld under applicable law (or, if permitted by the Company, such other withholding rate as will not cause adverse accounting consequences and is permitted under applicable IRS withholding rules).

5.4           Use of Shares. Subject to the limitations on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

5.5          Nontransferability. Awards granted under the Plan, and during any period of restriction on transferability, shares of Common Stock issued in connection with the exercise of an Option or a SAR, or vesting of a Restricted Stock Award may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred by a Grantee in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way. Notwithstanding the foregoing, the Committee may permit Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability, to be transferred one time and without payment or consideration to a member of a Grantee’s immediate family or to a trust or similar vehicle for the benefit of a Grantee’s immediate family members. During the lifetime of a Grantee, all rights with respect to Awards shall be exercisable only by such Grantee or, if applicable pursuant to the preceding sentence, a permitted transferee.

5.6          Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Grantee or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

5.7           Agreement with Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Grantee shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Grantee, and the Committee may, but need not, require that the Grantee shall sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Grantee signature is required.

5.8           Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

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5.9         Limitation of Implied Rights.

(iii)	The Plan shall at all times be unfunded and neither a Grantee nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Grantee or any other person. A Grantee shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(iv)	The Plan does not constitute a contract of employment or service, and selection as a Grantee will not give any participating Employee, Non-Employee Director or Key Advisor the right to be retained in the employ or service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan or the Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

5.10       Section 409A. It is intended that all Options and SARs granted under the Plan shall be exempt from the provisions of Section 409A of the Code and that all other Awards under the Plan, to the extent that they constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code, will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder). The Plan and any Award Agreements issued hereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, if required by Section 409A of the Code, if a Grantee is considered a “specified employee” for purposes of Section 409A of the Code and if payment of any Award under this Plan is required to be delayed for a period of six months after “separation from service” within the meaning of Section 409A of the Code, payment of such Award shall be delayed as required by Section 409A of the Code, and the accumulated amounts with respect to such Award shall be paid in a lump sum payment within ten days after the end of the six month period. If the Grantee dies during the postponement period prior to the payment of benefits, the amounts withheld on account of Section 409A of the Code shall be paid to the Grantee’s beneficiary within sixty (60) days after the date of the Grantee’s death. For purposes of Section 409A of the Code, each payment under the Plan shall be treated as a separate payment. In no event shall a Grantee, directly or indirectly, designate the calendar year of payment. To the extent that any provision of the Plan would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of the Plan to fail to satisfy the requirements of Section 409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Grantee shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under Section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

5.11        Regulations and Other Approvals.

(i)	The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)	Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

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(iii)	In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and applicable state securities laws, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(iv)	With respect to persons subject to section 16 of the 1934 Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3.

(v)	All Awards under the Plan will be subject to any compensation, clawback and recoupment policies that may be applicable to the employees of the Company, as in effect from time to time and as approved by the Board or Committee, whether or not approved before or after the Effective Date. Subject to the requirements of applicable law, any such compensation, clawback and recoupment policies shall apply to Awards made after the effective date of the policy.

5.12       Non-Employee Director Award Deferrals. The Committee may permit a Non-Employee Director to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Non-Employee Director in connection with any Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or Cash-Based Awards. If any such deferral election is permitted, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals, which rules and procedures shall be consistent with applicable requirements of Section 409A of the Code. Unless otherwise specified in a Non-Employee Director’s valid election, any deferred amount will be deferred until the earliest to occur of the Non-Employee Director’s death, separation from service, or Change of Control; provided that any such deferral election is made by the Non-Employee Director on or prior to December 31 of the calendar year preceding the calendar year in which any such amounts are earned, or, if such Non-Employee Director is newly eligible for purposes of Section 409A of the Code, then within 30 days following the date he or she is first eligible, and then only with respect to amounts earned after the date of the election.

6             Amendment and Termination

The Plan may be terminated or amended by the Board at any time, except that the following actions may not be taken without stockholder approval:

(i)	any increase in the number of shares that may be issued under the Plan (except by certain adjustments provided for under the Plan);

(ii)	any change in the class of persons eligible to receive ISOs under the Plan;

(iii)	any change in the requirements of Sections 4.2(i)(b) and 4.2(ii)(c) hereof regarding the exercise price of Options and the grant price of SARs;

(iv)	any repricing or cancellation and regrant of any Option or, if applicable, other Award at a lower exercise, base or purchase price, as set forth in Section 2.3; or

(v)	any other amendment to the Plan that would require approval of the Company’s stockholders under applicable law, regulation or rule or stock exchange listing requirement.

Notwithstanding any of the foregoing, adjustments pursuant to Section 3 shall not be subject to the foregoing limitations of this Section 6.

7            Governing Law

The Plan and all Award Agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of New York, except that any principles or provisions of New York law that would apply the law of another jurisdiction (other than applicable provisions of U.S. Federal law) shall be disregarded. Notwithstanding the foregoing, matters with respect to indemnification, delegation of authority under the Plan, and the legality of shares of Stock issued under the Plan, shall be governed by the Nevada Revised Statutes.

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8              Severability

If any of the provision of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any such provision is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed modified to the minimum extent necessary in order to make such provision enforceable.

9              Clawback and Noncompete

Notwithstanding any other provisions of this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by the Company whether pursuant to any such law, government regulation or stock exchange listing requirement or otherwise. In addition and notwithstanding any other provisions of this Plan, any Award shall be subject to such noncompete provisions under the terms of the Agreement or any other agreement or policy adopted by the Company, including, without limitation, any such terms providing for immediate termination and forfeiture of an Award if and when a Participant becomes an employee, agent or principal of a competitor without the express written consent of the Company.

* * * * *

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Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1 AND "FOR" IN PROPOSALS 2-4

1. Election of Directors

Nominees:

		FOR ALL	WITHHOLD AUTHORITY FOR ALL	FOR ALL EXCEPT
01 Seth Lederman	05 Ernest Mario	☐	☐	☐
02 Stuart Davidson	06 Charles E. Mather IV			
03 Patrick Grace	07 John Rhodes			
04 Donald W. Landry	08 Samuel Saks			

INSTRUCTIONS: To withhold authority to vote for any individual, mark, "For All **Except**" and write the nominee's name(s) on the line below.

____

I plan to attend the meeting ☐

Date:____

____

Signature

____

Signature (if held jointly)

NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER

→ ☐

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

→ ☐

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Shares on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Shares by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your Shares. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Shares by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.